Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6, dated as of February 17, 2023 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of December 1, 2017 (as amended by Amendment No. 1, dated as of June 11, 2018, as further amended by Amendment No. 2, dated as of August 26, 2019, as further amended by Amendment No. 3 dated as of March 26, 2021, as further amended by Amendment No. 4, dated as of February 14, 2022, and as further amended by Amendment No. 5, dated as of August 10, 2022, the “Existing Credit Agreement”, and as modified by this Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TREEHOUSE FOODS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto, each L/C Issuer from time to time party thereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and a L/C Issuer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Existing Credit Agreement, as amended by this Amendment.

RECITALS

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have determined in accordance with the Existing Credit Agreement that LIBOR should be replaced with a successor rate in accordance with the Existing Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.

WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as agreed by the Borrower, the Lenders party hereto (constituting all Lenders under the Existing Credit Agreement) and the Administrative Agent and as further set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto covenant and agree as follows:

SECTION 1. Amendments to Existing Credit Agreement. Effective as of the Amendment No. 6 Effective Date (as defined below):

(a)the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto; and
(b)Exhibit A to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached as Exhibit B hereto.

SECTION 2. Effectiveness. This Amendment shall become binding and effective upon the satisfaction or waiver of the following conditions precedent (the date upon which this Amendment becomes effective, the “Amendment No. 6 Effective Date”):

(a)The Administrative Agent shall have received executed counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and all Lenders under the Existing Credit Agreement, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified.

(b)The Administrative Agent shall have received a certificate duly executed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 2(c) and 2(d) have been satisfied.

(c)Both immediately before and immediately after giving effect to this Amendment on the date hereof, the representations and warranties of the Borrower and each other Loan Party (as applicable) contained in Section 3 of this Amendment, Article V of the Credit Agreement and any other Loan Document, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date.

(d)No Default or Event of Default exists, or will result from the execution of this Amendment on the Amendment No. 6 Effective Date.

(e)The Borrower shall have reimbursed the Administrative Agent for all accrued costs and expenses required to be reimbursed pursuant to Section 4 of this Amendment to the extent invoiced at least two (2) Business Days prior to the Amendment No. 6 Effective Date (or such later date as the Borrower may reasonably agree).

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on and as of the Amendment No. 6 Effective Date:

(a)The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action and does not (i) conflict with or result in any material breach or contravention of, or the creation of any Lien under (other than Liens permitted by clause (a) of Section 7.01 of the Credit Agreement), or require any payment to be made under any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or its properties or any of its Subsidiaries; (ii) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law in any material respect.

(b)No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Borrower of this Amendment except such approvals, consents, exemptions, authorizations or other actions as have been made or obtained, as applicable, and are in full force and effect.

(c)This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d)Both immediately before and immediately after giving effect to this Amendment on the date hereof, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and any other Loan Document, are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date.

(e)No Default or Event of Default exists, or will result from the execution of this Amendment on the Amendment No. 6 Effective Date.

SECTION 4. Fees; Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Amendment as and to the extent required pursuant to Section 10.04(a) of the Credit Agreement, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP.

SECTION 5. Non-Reliance on Administrative Agent. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decisions to enter into this Amendment. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Amendment, the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.

SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. So long as this Amendment shall have become binding and effective on the parties hereto as of the date hereof in accordance with the provisions of Section 2, delivery of an executed counterpart of a signature page to this Amendment by any other Lender shall, immediately upon delivery, bind such Lender as a Lender to the terms of this Amendment and this Amendment shall be binding and effective as to such Lender in accordance with Section 2. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (including PDF) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

SECTION 7. Severability. If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Submission to Jurisdiction. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN

DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 10. WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS, OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 11. SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE EXISTING CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 12. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Amendment provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby, by the Credit Agreement and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein, in the Credit Agreement and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the

Administrative Agent or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 13. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 14. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. Except as expressly set forth herein or in the Credit Agreement, the parties hereto acknowledge and agree that this Amendment and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 6 Effective Date. This Amendment shall apply and be effective only with respect to the matters set forth herein. After the Amendment No. 6 Effective Date, any reference to the Agreement shall mean the Existing Credit Agreement, as modified hereby.

SECTION 15. Loan Document. This Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

TREEHOUSE FOODS, INC., as Borrower

By: /s/ Michael Kim
Name: Michael Kim
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By: /s/ John Dorost
Name: John Dorost
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael J. Stein
Name: Michael J. Stein
Title: Director

JPMorgan Chase Bank, N.A., as a Lender

By: /s/ Eric Bergeson
Name: Eric Bergeson
Title: Authorized Officer

TRUIST BANK, as a Lender

By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

Bank of Montreal, as a Lender

By: /s/ Katherine Robinson
Name: Katherine Robinson
Title: Managing Director

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By: /s/ Michael Falter
Name: Michael Falter
Title: Managing Director

By: /s/ Shane Koonce
Name: Shane Koonce
Title: Executive Director

COMPEER FINANCIAL, PCA, as a Lender

By: /s/ Jeremy Voigts
Name: Jeremy Voigts
Title: Director, Capital Markets

Capital One, National Association, as a Lender

By: /s/ Patrick McCarthy
Name: Patrick McCarthy
Title: Senior Vice President

CoBank, FCB, as a Lender

By: /s/ Jake Good
Name: Jake Good
Title: Vice President

MUFG Bank, Ltd., as a Lender

By: /s/ Christine Howatt
Name: Christine Howatt
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Donna Benson
Name: Donna Benson
Title: Assistant Vice President

TD Bank N.A., as a Lender

By: /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

Bank of the West, as a Lender

By: /s/ Trevor Svoboda
Name: Trevor Svoboda
Title: Managing Director

Fifth Third Bank National Association, as a Lender

By: /s/ Geoffrey Jinnah
Name: Geoffrey Jinnah
Title: Principal, AVP

Citizens Bank, N.A, as a Lender

By: /s/ Kelly M. Hamrick
Name: Kelly M. Hamrick
Title: Senior Vice President

Credit Suisse AG, New York Branch, as a Lender

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By: /s/ Wesley Cronin
Name: Wesley Cronin
Title: Authorized Signatory

The Northern Trust Company, as a Lender

By: /s/ Thomas Gawel
Name: Thomas Gawel
Title: Vice President

First Independence Bank, as a Lender

By: /s/ Andrew Harper
Name: Andrew Harper
Title: Chief Credit Officer

Exhibit A

[see attached]

Exhibit A
Deal CUSIP :    89468XAM7
Revolver CUSIP: 89468XAQ8
Term A CUSIP: 89468XAR6
Term A-1 CUSIP: 89468XAN5

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    Dated as of December 1, 2017,
as amended by Amendment No. 1, dated as of June 11, 2018,
as amended by Amendment No. 2, dated as of August 26, 2019,
as amended by Amendment No. 3, dated as of March 26, 2021,
as amended by Amendment No. 4, dated as of February 14, 2022 ~~and~~, as amended by Amendment No. 5, dated as of August 10, 2022 and as amended by Amendment No. 6, dated as of February 17, 2023,

among
TREEHOUSE FOODS, INC.
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,
and
The Other Lenders and L/C Issuers Party Hereto
Arranged By:
BANK OF AMERICA, N.A.
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
BMO CAPITAL MARKETS CORP,
TRUIST SECURITIES,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH and
COBANK, FCB
as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents
BANK OF THE WEST
CAPITAL ONE, NATIONAL ASSOCIATION,
FIFTH THIRD BANK,
MUFG UNION BANK, N.A.,
PNC BANK NATIONAL ASSOCIATION, and
TD BANK, N.A.
as Joint Lead Arrangers, Joint Bookrunners and Co-Documentation Agents

CITIZENS BANK
NORTHERN TRUST CO.,
CREDIT SUISSE AG and
FIRST INDEPENDENCE BANK
as Co-Documentation Agents

TABLE OF CONTENTS
Section    Page
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	58
1.03	Accounting Terms	58
1.04	Rounding	59
1.05	Times of Day; Rates	59
1.06	Letter of Credit Amounts	60
1.07	Divisions	60
1.08	Exchange Rates; Currency Equivalents	60
1.09	Limited Condition Transactions	60
1.10	Effect of Restatement	62
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Revolving Credit Loans and Term Loans	62
2.02	Borrowings, Conversions and Continuations of Committed Loans	64
2.03	Letters of Credit	67
2.04	Swing Line Loans	78
2.05	Prepayments	81
2.06	Termination or Reduction of Commitments	84
2.07	Repayment of Loans	85
2.08	Interest	86
2.09	Fees	87
2.10	Computation of Interest and Fees	87
2.11	Evidence of Debt	87
2.12	Payments Generally; Administrative Agent’s Clawback	88
2.13	Sharing of Payments by Lenders	90
2.14	Increase in Commitments	91
2.15	Cash Collateral	95
2.16	Defaulting Lenders	96
2.17	Extensions of Term Loans and Revolving Credit Commitments	98
2.18	Refinancing Facilities	101

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	104
3.02	Illegality	108
3.03	Inability to Determine Rates	108
3.04	Increased Costs; Reserves ~~on Eurodollar Rate Loans~~.	112
3.05	Compensation for Losses	114
3.06	Mitigation Obligations; Replacement of Lenders	115
3.07	Survival	115
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	115
4.02	Conditions to all Credit Extensions	117
ARTICLE V.
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	118
5.02	Authorization; No Contravention	118
5.03	Governmental Authorization; Other Consents	118
5.04	Binding Effect	119
5.05	Financial Statements; No Material Adverse Effect	119
5.06	Litigation	119
5.07	No Default	119
5.08	Ownership of Property; Liens	119
5.09	Environmental Compliance	120
5.10	Insurance	120
5.11	Taxes	120
5.12	ERISA Compliance	120
5.13	Subsidiaries; Equity Interests	121
5.14	Margin Regulations; Investment Company Act	121
5.15	Disclosure	121
5.16	Compliance with Laws	121
5.17	Solvency	122
5.18	Anti-Terrorism Laws	122
5.19	Security Agreement; Pledge Agreement	122
5.20	Affected Financial Institution.	123

ARTICLE VI.
AFFIRMATIVE COVENANTS

6.01	Financial Statements	123
6.02	Certificates; Other Information	124
6.03	Notices	125
6.04	Payment of Taxes	126
6.05	Preservation of Existence, Etc.	126
6.06	Maintenance of Properties	126
6.07	Maintenance of Insurance	126
6.08	Compliance with Laws	127
6.09	Books and Records	127
6.10	Inspection Rights	127
6.11	Use of Proceeds	127
6.12	Anti-Corruption Laws and Sanctions	127
6.13	Farm Credit Equities	127
6.14	Collateral Matters; Guaranty	128
6.15	Designation of Subsidiaries	130
6.16	Further Assurances	130
ARTICLE VII.
NEGATIVE COVENANTS

7.01	Liens	131
7.02	Investments	134
7.03	Indebtedness	137
7.04	Fundamental Changes	140
7.05	Dispositions	141
7.06	Restricted Payments	144
7.07	Prepayments etc. of Indebtedness	145
7.08	Change in Nature of Business; Fiscal Year	146
7.09	Transactions with Affiliates	146
7.10	Burdensome Agreements	146
7.11	Use of Proceeds	147
7.12	Financial Covenant.	148
7.13	Sale and Leaseback Transactions	148
7.14	Organizational Documents	148

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	148
8.02	Remedies Upon Event of Default	150
8.03	Application of Funds	151

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	152
9.02	Rights as a Lender	153
9.03	Exculpatory Provisions	153
9.04	Reliance by Administrative Agent	154
9.05	Delegation of Duties	154
9.06	Resignation of Administrative Agent	155
9.07	Non-Reliance on Administrative Agent and Other Lenders	156
9.08	No Other Duties, Etc.	157
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	157
9.10	Guaranty Matters; Collateral Matters	158
9.11	Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements	159
9.12	ERISA Matters	159
9.13	Recovery of Erroneous Payments	161

ARTICLE X.
MISCELLANEOUS

10.01	Amendments, Etc.	161
10.02	Notices; Effectiveness; Electronic Communication	163
10.03	No Waiver; Cumulative Remedies; Enforcement	165
10.04	Expenses; Indemnity; Damage Waiver	165
10.05	Payments Set Aside	167
10.06	Successors and Assigns	168
10.07	Treatment of Certain Information; Confidentiality	174
10.08	Right of Setoff	175
10.09	Interest Rate Limitation	175
10.10	Counterparts; Integration; Effectiveness	175
10.11	Survival of Representations and Warranties	176
10.12	Severability	176
10.13	Replacement of Lenders	176
10.14	Governing Law; Jurisdiction; Etc.	177
10.15	Waiver of Jury Trial	178
10.16	USA PATRIOT Act Notice	178
10.17	No Advisory or Fiduciary Responsibility	178
10.18	Electronic Execution of Assignments and Certain Other Documents	179
10.19	Judgment Currency	180
10.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	180
10.21	Acknowledgement Regarding Any Supported QFCs.	180

SIGNATURES	S-1

SCHEDULES
1.01(A)    Unrestricted Subsidiaries
1.02    Existing Letters of Credit
2.01    Revolving Credit Commitments and Applicable Percentages
2.01(b)(i)    Term A Commitments and Applicable Percentages
2.01(b)(ii)    Tranche A-1 Term Loan Commitments and Applicable Percentages
5.13    Subsidiaries; Other Equity Investments
6.03(c)    ERISA Events
7.01    Existing Liens
7.02(w)    Existing Investments
7.03    Existing Indebtedness
10.02    Administrative Agent’s Office; Certain Addresses for Notices
10.06(e)    Voting Participants
EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C-1    Revolving Credit Note
C-2    Term Loan Note
D    Compliance Certificate
E    Assignment and Assumption
F    Guaranty
G     Global Intercompany Note
H    Solvency Certificate
I    Reaffirmation Agreement
J    Pledge Agreement
K    Security Agreement
L    Amendment No. 1 Reaffirmation Agreement
M    Amendment No. 3 Reaffirmation Agreement
N    Notice of Loan Prepayment

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 1, 2017, among TREEHOUSE FOODS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer (as defined below) from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
PRELIMINARY STATEMENTS
On the Restatement Date, the Borrower entered into the 2017 Credit Agreement (as defined below), under which the lenders party thereto made or continued, as applicable, (i) Term A Loans in an initial aggregate principal amount of $500,000,000 (the “Initial 2017 Term A Loans”), (ii) Tranche A-1 Term Loans in an initial aggregate principal amount of $900,000,000 (the “Initial 2017 A-1 Term Loans”) and (iii) Revolving Credit Commitments in an initial aggregate principal amount of $750,000,000 (collectively, the “Existing 2017 Credit Facilities”). Pursuant to that certain Amendment No. 3, dated as of March 26 2021 (“Amendment No. 3”), by and among the Borrower, the Guarantors party thereto, the Administrative Agent, the L/C Issuer party thereto and the Lenders party thereto, the parties thereto have agreed to amend the Existing Credit Agreement (as defined below) to provide for (a) an amendment and extension of the Existing Credit Facilities and (b) certain other amendments to the terms hereof as agreed by the Borrower and the Lenders party hereto and as further set forth herein.
Capitalized terms used in the Preliminary Statements and not defined herein shall have the meanings specified in Section 1.01.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2017 Credit Agreement” has the meaning assigned to it in the definition of “Existing Credit Agreement.”
“2024 Notes” means the Borrower’s 6.00% senior notes due 2024 issued on January 29, 2016, in the aggregate principal amount of $775,000,000, pursuant to the Base Indenture dated as of March 2, 2010 and the Ninth Supplemental Indenture dated as of January 29, 2016.
“2028 Notes” means the Borrower’s 4.00% senior notes due 2028 issued on September 9, 2020, in the aggregate principal amount of $500,000,000, pursuant to the Base Indenture dated as of March 2, 2010 and the Twelfth Supplemental Indenture dated as of September 9, 2020.
“Acquired Indebtedness” means Indebtedness of any Person (a) that is existing at the time such Person is acquired by, or merged or consolidated with or into, the Borrower or a

Restricted Subsidiary of the Borrower, and (b) that is not incurred in contemplation of such event.
“Acquisition” means the acquisition of (a) a controlling equity or other ownership interest in another Person or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.
“Acquisition Compliance Period” means a Test Period in which a Trigger Quarter has occurred.
“Additional Credit Extension Amendment” means an amendment to this Agreement (which may be in the form of an amendment and restatement), including an Increase Joinder, in form reasonably satisfactory to the Administrative Agent providing for Incremental Term Loans, Extended Term Loans or Extended Revolving Credit Commitments in accordance with the terms of this Agreement or Refinancing Term Loans and/or Replacement Revolving Credit Commitments in accordance with the terms of this Agreement.
“Adjusted Term SOFR” means, for purposes of any calculation of the Base Rate, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.00%, then Adjusted Term SOFR shall be deemed to be 0.00%.
“Administrative Agent” means Bank of America (as defined below) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all of the Lenders.
“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all of the Lenders. The amount of the Aggregate Revolving Credit Commitments in effect on the Amendment No. 3 Effective Date is $750,000,000.
“Agreement” means this Second Amended and Restated Credit Agreement, as amended by Amendment No. 1, as amended by Amendment No. 2, as amended by Amendment No. 3, as amended by Amendment No. 4 and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Amendment No. 1” means the Amendment No. 1, dated as of June 11, 2018, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2” means the Amendment No. 2, dated as of August 26, 2019, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3” means the Amendment No. 3, dated as of March 26 2021, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 4” means the Amendment No. 4, dated as of the Amendment No. 4 Effective Date, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3 CoBank Fee Letter” means the letter agreement, dated March 2, 2021, between the Borrower and CoBank.
“Amendment No. 1 Effective Date” means June 11, 2018.
“Amendment No. 3 Effective Date” means March 26 2021.
“Amendment No. 4 Effective Date” means February 14, 2022.
“Amendment No. 6 Effective Date” means February 17, 2023.
“Amendment No. 1 Fee Letter” means the letter agreement, dated May 30, 2018, among the Borrower, Bank of America and MLPFS.
“Amendment No. 3 Fee Letter” means the letter agreement, dated March 1, 2021, among the Borrower, Bank of America and BofA.
“Amendment No. 4 Fee Letter” means the letter agreement, dated February 14, 2022, among the Borrower, Bank of America and BofA.
“Amendment No. 5 Fee Letter” means the letter agreement, dated August 10, 2022, among the Borrower, Bank of America and BofA.
“Amendment No. 1 Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Amendment No. 1 Effective Date and executed by the Guarantors (as of the Amendment No. 1 Effective Date) pursuant to which such Guarantors reaffirm their obligations under the Guaranty, which shall be substantially in the form of Exhibit L.
“Amendment No. 3 Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Amendment No. 3 Effective Date and executed by the Loan Parties (as of the Amendment No. 3 Effective Date) pursuant to which such Loan Parties reaffirm their obligations under the Guaranty, the Security Agreement and the other Loan Documents, which shall be substantially in the form of Exhibit M.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) or Corporate Rating (whichever results in lower pricing):

Applicable Fee Rate

Pricing Level	Corporate Rating (S&P/Moody’s)	Consolidated Net Leverage Ratio	Undrawn Commitment Fee
1	≥ BBB- / Baa3	Less than or equal to 2.00 to 1.00	0.200%
2	BB+ / Ba1	Less than or equal to 3.00 to 1.00 but greater than 2.00 to 1.00	0.225%
3	BB /Ba2	Less than or equal to 4.00 to 1.00 but greater than 3.00 to 1.00	0.250%
4	BB- / Ba3	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	0.300%
5	< B+ / B1	Greater than 4.50 to 1.00	0.350%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Consolidated Net Leverage Ratio for purposes of this definition shall be deemed to be in Pricing Level 5 from the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date that is the first Business Day immediately after the date such Compliance Certificate is delivered~~; provided, further, however, that during the Covenant Relief Period. the Consolidated Net Leverage Ratio and the Corporate Rating for purposes of this definition shall be deemed to be in Pricing Level 5~~. Any increase or decrease in the Applicable Fee Rate resulting from a change in the Corporate Rating shall become effective as set forth in the definition thereof.
“Applicable Percentage” means with respect to any Lender at any time (a) with respect to such Lender’s portion of all of the Facilities, the percentage (carried out to the ninth decimal place) of the sum of (x) the outstanding Term Loans of all Classes held by such Lender at such time and (y) the portion of the Revolving Credit Facility represented by such Lender’s Revolving Credit Commitment at such time, in each case, subject to adjustment as provided in Section 2.16 and the penultimate sentence of this paragraph; (b) with respect to such Lender’s portion of the outstanding Term Loans of any Class at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term Loans of such Class held by such Lender at such time, subject to adjustments as provided in Section 2.16; and (c) with respect to the Revolving Credit Facility, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility on the Amendment No. 3 Effective Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, at any time, (a) with respect to the Term Loans of any Class other than the Term A Loans and the Tranche A-1 Term Loans, any percentage(s) per annum set forth in the related Additional Credit Extension Amendment, (b) with respect to the Term A Loans, (i) at all times prior to the establishment of the Quoted Rate Period, the percentages per annum set forth in the chart below based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) or the Corporate Rating (whichever results in lower pricing) and (ii) at any time after the Quoted Rate Period has been established, the Quoted Rate and (c) with respect to the Tranche A-1 Term Loans and the Revolving Credit Facility, the percentages per annum set forth in the chart below, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) or the Corporate Rating (whichever results in lower pricing):
Applicable Rate

			Revolving Credit Facility		Term A Facility		Tranche A-1 Term Facility
Pricing Level	Borrower’s Credit Rating (S&P/Moody’s)	Consolidated Net Leverage Ratio	Euro- dollar Rate + Term SOFR + Letter of Credit Fee	Base Rate	Euro- dollar Rate + Term SOFR	Base Rate	Euro- dollar Rate + Term SOFR	Base Rate
1	≥ BBB- / Baa3	Less than or equal to 2.00 to 1.00	1.200%	0.200%	1.675%	0.675%	1.200%	0.200%
2	BB+ / Ba1	Less than or equal to 3.00 to 1.00 but greater than 2.00 to 1.00	1.300%	0.300%	1.775%	0.775%	1.300%	0.300%
3	BB /Ba2	Less than or equal to 4.00 to 1.00 but greater than 3.00 to 1.00	1.400%	0.400%	1.875%	0.875%	1.400%	0.400%
4	BB- / Ba3	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	1.600%	0.600%	2.075%	1.075%	1.600%	0.600%
5	< B+ / B1	Greater than 4.50 to 1.00	1.700%	0.700%	2.175%	1.175%	1.700%	0.700%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Consolidated Net Leverage Ratio for purposes of this definition shall be deemed to be in Pricing Level 5 from the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date that is the first Business Day immediately after the date such Compliance Certificate is delivered~~; provided, further, however, that during the Covenant Relief Period. the Consolidated Net Leverage Ratio and the Corporate Rating for purposes of this definition shall be deemed to be in Pricing Level 5~~. Any increase or decrease in the Applicable Rate resulting from a change in the Corporate Rating shall become effective as set forth in the definition thereof.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to a Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Revolving Credit Loan, at such time, (b) with respect to the Term A Facility, the Tranche A-1 Term Facility

or any Facility in connection with any Incremental Term Commitment, the Lenders holding a Term A Loan, Tranche A-1 Term Loan or Incremental Term Loan under such Facility, respectively, at such time, (c) with respect to the Letter of Credit Sublimit, (i) the applicable L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (d) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, the Revolving Credit Arrangers, the Term A Arrangers and the Tranche A-1 Arrangers.
“Asset Swap” means a concurrent purchase and sale or exchange of Related Business Assets (or assets which prior to their sale or exchange by the Borrower or any of its Restricted Subsidiaries have ceased to be Related Business Assets of the Borrower or any of its Restricted Subsidiaries) between the Borrower or any of its Restricted Subsidiaries and another Person; provided that the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date the definitive agreement regarding such transaction was entered into) as determined in good faith by the Borrower.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by clause (d) of the definition of “Eligible Assignee,” if applicable), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date and without duplication, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2018, December 31, 2019, and December 31, 2020.
“Available Financial Statements” means the most recently provided financial statements under Section 6.01(a) and (b), and for periods prior to the delivery of financial statements for the applicable period(s), the most recent annual or quarterly financial statements of the Borrower filed with the SEC.
“Availability Period” means, with respect to the Revolving Credit Commitments or any given Class of Extended Revolving Credit Commitments, the period from and including the Original Closing Date to the earliest of (a) the Maturity Date for such Facility, (b) the date of termination of the Commitments for such Facility pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the applicable L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Available Liquidity” means the sum of (a) the Unencumbered Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries, plus (b) to the extent the Borrower has the present ability to satisfy all conditions precedent set forth in Section 4.02, the positive remainder (if any) of (i) the Aggregate Revolving Credit Commitments minus (ii) the Total Revolving Credit Outstandings.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bank of the West” means Bank of the West.
“Bankruptcy Default” means an Event of Default under Section 8.01(f) or Section 8.01(g).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) ~~the Eurodollar Rate~~Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BMOCM” means BMO Capital Markets Corp. and its successors.
“BofA Fee Letter” means the letter agreement, dated October 12, 2017, among the Borrower, Bank of America and MLPFS.
“BofA” means BofA Securities, Inc. and its successors.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the ~~Laws~~laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital One” means Capital One, National Association and its successors.
“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP, recorded as a capitalized lease.
“Canadian Dollar” means lawful money of Canada.
“Canadian Dollar Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with Dollars.
“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable).
“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Consideration Requirement” has the meaning specified in Section 7.05(o).
“Cash Equivalents” means:

(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, (iii) has combined capital and surplus of at least $1,000,000,000, or (iv) has combined capital and surplus of at least $250,000,000 and a Thomson Bank Watch Rating of “B” or better, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)    solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (d) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, and merchant services processing), electronic funds transfer, supply chain financing and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Restricted Subsidiary, is a Lender or an Affiliate of a Lender, (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Restricted Subsidiary, or (c) has entered into a Cash Management Agreement with a Loan Party or any Restricted Subsidiary prior to the Amendment No. 3 Effective Date and is a Lender or an Affiliate of a Lender on the Amendment No. 3 Effective Date, in each case, in its capacity as a party to such Cash Management Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Law” means the occurrence, after the Restatement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
~~“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.~~
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Lenders under the Revolving Credit Facility or Lenders holding a portion of a Class of Term Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments that are designated as an additional Class of Commitments, Incremental Revolving Credit Commitments, Replacement Revolving Commitments that are designated as an additional Class of Commitments, Term A Commitments, Tranche A-1 Term Loan Commitments, or Incremental Term Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments that are designated as an additional Class of Revolving Credit Loans, Replacement Revolving Commitments that are designated as an additional Class of Revolving Credit Loans, Term A Loans, Tranche A-1 Term Loans, Extended

Term Loans that are designated as an additional Class of Term Loans, Incremental Term Loans that are designated as an additional Class of Term Loans or Refinancing Term Loans that are designated as an additional Class of Term Loans. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Term A Commitments, Tranche A-1 Term Loan Commitments, or Incremental Term Commitments (and in each case, the Loans made pursuant to such Commitments) and Extended Term Loans or any tranche of Loans created pursuant to a Credit Agreement Refinancing Facility that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) and Extended Term Loans that have the same terms and conditions shall be construed to be in the same Class.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“CoBank” means CoBank, ACB and its successors.
“CoBank Fee Letter” means the letter agreement, dated October 23, 2017, between the Borrower and CoBank.
“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended or purports under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral and Guarantee Requirement” means, at all times on and after the Amendment No. 1 Effective Date, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 6.14 and, to the extent applicable, Section 6.16, the requirement that:
(a)    the Administrative Agent shall have received each Collateral Document required to be delivered (x) on the Amendment No. 1 Effective Date pursuant to 2(a)(ii) and (iii) of Amendment No. 1 or (y) pursuant to Section 6.14 or, to the extent applicable, Section 6.16 at such time required by such Section to be delivered, in each case, duly executed by each Loan Party that is party thereto;
(b)    all Obligations shall have been unconditionally guaranteed by each Domestic Subsidiary (other than any Excluded Subsidiary);
(c)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject to no Liens other than the Liens permitted under Section 7.01, in all Equity Interests of each wholly-owned Material Subsidiary directly owned by the Borrower or any Loan Party (which security interest, in the case of Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes) of any Foreign Subsidiary or any Foreign Subsidiary Holding Company shall be limited to 65% of the issued and outstanding Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes) of such Foreign Subsidiary or Foreign Subsidiary Holding Company, as the case may be), in each case other than any Excluded Equity Interests; and

(d)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject to no Liens other than the Liens permitted under Section 7.01, in the Collateral, in each case, with the priority required by the Collateral Documents, to the extent required under, and subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents.
The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, any Excluded Assets.
The Administrative Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
No actions required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign intellectual property). No actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Loan Parties evidenced by a note in excess of $5,000,000, Indebtedness of any Subsidiary that is not a Loan Party that is owing to any Loan Party (which shall be evidenced by the Global Intercompany Note and pledged to the Administrative Agent) and certificated Equity Interests of wholly owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Security Agreement to the extent required under clause (c) above).
Any Domestic Subsidiary (other than an Excluded Subsidiary) that is formed, acquired or designated a Restricted Subsidiary (or ceases to be an Unrestricted Subsidiary) shall guarantee the Obligations hereunder as soon as practicable, and in any event, within thirty (30) days (or such longer period as the Administrative Agent may reasonably agree in its sole discretion) of such formation, acquisition, designation or cessation.
“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, the Intellectual Property Security Agreement Supplements and any other documents delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or intends or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Credit Commitment, an Extended Revolving Credit Commitments, a Replacement Revolving Credit Commitment, a Term A Commitment, a Tranche A-1 Term Loan Commitment and/or an Incremental Term Loan Commitment.

“Committed Borrowing” means a Revolving Credit Borrowing and/or a Term Borrowing, as the context may require.
“Committed Loan” means a Revolving Credit Loan and/or a Term Loan, as the context may require.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A (or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” has the meaning specified in Section 10.18.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Domestic Assets” means, as of any date of determination, (a) the net book value of all assets of the Borrower and its Restricted Subsidiaries less (b) the net book value of all assets of Foreign Subsidiaries which are Restricted Subsidiaries of the Borrower, in each case, on such date determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any Test Period, the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such Test Period:
(a)    increased (without duplication) by the following:
(i)    provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of the Borrower and its Restricted Subsidiaries paid or accrued during such Test Period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus
(ii)    consolidated interest expense of the Borrower and its Restricted Subsidiaries for such Test Period (including (x) fees paid to lenders in connection with Indebtedness, (y) payments made under any Swap Contracts entered into for the purpose of hedging interest rate risk and (z) costs of surety bonds in connection with financing activities) and any amortization or write-off of debt discount or deferred financing costs and commissions, discounts and other fees, costs and expenses and charges associated with indebtedness during such Test Period net of payments received under any Swap Contracts entered into for the purpose of hedging interest rate risk, to the extent deducted (and not added back) in computing Consolidated Net Income; plus
(iii)    consolidated depreciation and amortization expense of the Borrower and its Restricted Subsidiaries for such Test Period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(iv)    any expenses related to the Transactions and any other expenses or charges related to any equity offering, Investment, Acquisition, Disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges related to the Loans and any other credit facilities and (B) any amendment or other modification of the Loans and any other credit facility or issuance of Indebtedness, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(v)    the amount of any extraordinary loss, charge or expense deducted (and not added back) in computing Consolidated Net Income; plus
(vi)    the amount of any (A) unusual or nonrecurring loss, charge or expense deducted (and not added back) in computing Consolidated Net Income and (B) restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such Test Period in computing Consolidated Net Income, including any one-time costs incurred in connection with Acquisitions on and after the Initial Restatement Date, and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount added back pursuant to this clause (vi)(B) and any increase to Consolidated EBITDA as a result of clause (b) of the definition of Pro Forma Adjustment (other than as a result of an actual increase in revenues or an actual reduction in costs) for any Test Period shall not exceed 25% of Consolidated EBITDA for such Test Period (before giving effect to such adjustments); plus
(vii)    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such Test Period including any impairment charges (including any goodwill or other intangible asset impairment charge or write-off thereof) or the impact of purchase accounting, (excluding any such non-cash charge, write-down, expense, loss or item to the extent it represents an accrual or reserve for a cash expenditure for a future Test Period); plus
(viii)    the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith and certified by a Responsible Officer of the Borrower in writing to the Administrative Agent to result from actions either taken or initiated prior to or during the period referred to in clause (y)(1) below (which cost savings and synergies shall be subject only to certification by a Responsible Officer of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period), net of the amount of actual benefits realized prior to or during such Test Period from such actions; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (x) such cost savings and synergies are reasonably identifiable and (y) (1) such actions have been taken or are expected to be taken within twenty-four (24) months after the date of determination to take such action (and such date of determination has occurred prior to or during the relevant period being measured) and (2) are expected to result in such projected savings, expense reductions and synergies within such twenty-four (24) month period, (B) no cost savings, expense reductions or synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such Test Period and (C) the aggregate amount added back pursuant to this clause (viii) and any increase to Consolidated EBITDA as a result of clause (b) of the Pro Forma Adjustment (other than as a result of an actual increase in revenues or an actual reduction in costs) for any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (before giving effect to such adjustments); plus
(ix)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any Test Period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous Test Period and not added back; plus
(x)    realized foreign exchange losses, including those resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries to the extent deducted (and not added back) in the computation of Consolidated Net Income; plus
(xi)    net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements to the extent deducted (and not added back) in the computation of Consolidated Net Income; plus
(xii)    [Reserved]
(xiii)    any (A) non-cash compensation charge or expense arising from any grant of stock, stock options, stock appreciation rights or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (B) income (loss) attributable to deferred compensation plans or trusts, to the extent deducted (and not added back) in the computation of Consolidated Net Income; plus
(xiv)    any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments to the extent deducted (and not added back) in the computation of Consolidated Net Income; plus
(xv)    accruals and reserves that are established within twelve months after the Restatement Date that are so required to be established as a result of the Transactions in accordance with GAAP to the extent deducted (and not added back) in the computation of Consolidated Net Income; plus
(xvi)    to the extent not included in Consolidated Net Income for such Test Period, proceeds of business interruption insurance, in an amount actually received during such Test Period (or, to the extent relating to such Test Period, prior to the earlier of (A) the date on which financial statements have been delivered for the most recently ended fiscal quarter in such Test Period and (B) the date for which financial statements are required to have been delivered for the most recently ended fiscal quarter in such Test Period; provided, that amounts not received during such Test Period and included in Consolidated EBITDA for such Test Period will not be included in Consolidated EBITDA for any subsequent Test Period) and to the extent representing the earnings for the applicable Test Period that such proceeds are intended to replace; plus
(xvii)    to the extent not otherwise excluded from the Consolidated Net Income of the Borrower and its Restricted Subsidiaries (A) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other Disposition of assets permitted hereunder and (B) (x) to the extent covered by insurance and actually reimbursed, or (y) so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (1) not denied by the applicable carrier in writing within 180 days and (2) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent so denied within 180 days or not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption (provided that, in the case of clause (A) and (B)(x), such reimbursement is not included in Consolidated Net Income in such Test Period or any subsequent Test Period, and in the case of clause (B)(y), any such subsequent reimbursement will not be included in Consolidated Net Income in such Test Period or any subsequent Test Period);
(b)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation;
(c)    increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment; and
(d)    reduced by any extraordinary, non-recurring or unusual gain, income related to the early extinguishment of indebtedness, unrealized net gains in the fair market value of any swap agreements, non-cash gains or items of income and foreign exchange gains.
There shall be included in determining Consolidated EBITDA for any Test Period, without duplication, (a) the acquired EBITDA of any person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such Test Period (but not the acquired EBITDA of any related person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such Test Period, and the acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such Test Period, based on the actual acquired EBITDA of such acquired entity or business or converted Restricted Subsidiary for such Test Period (including the portion thereof occurring prior to such acquisition) and (b) an adjustment in respect of each acquired entity or business equal to the amount of the Pro Forma Adjustment with respect to such acquired entity or business for such Test Period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated Net Leverage Ratio or the Secured Net Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any Test Period the disposed Consolidated EBITDA of or attributable to any person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such Test Period (except in connection with any Meal Preparation Divestiture) and the Consolidated EBITDA of or attributable to any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such Test Period, based on the actual Consolidated EBITDA of or attributable to such sold entity or business or the actual Consolidated EBITDA of or attributable to any converted Unrestricted Subsidiary for such Test Period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion).
“Consolidated Funded Indebtedness” means, as of any date of determination and without duplication, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis, with respect to (a) the outstanding principal amount of all obligations, whether current or long term, for borrowed money, including, without limitation, (i)(x) the Outstanding Amount of all Loans and (y) the maximum amount of all drawn and unreimbursed Letters of Credit and letters of credit issued or created for the account of the Borrower or any Restricted Subsidiary and (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (b) all obligations for the deferred purchase price of property or services other than (x) trade payables arising in the ordinary course of business and (y) contingent earn-outs, hold-backs and other deferred payment of consideration in connection with Permitted Acquisitions, (c) all obligations in respect of Capitalized Leases and (d) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than the Borrower or any Restricted Subsidiary, in each case with respect to clauses (a) through (c) above, that would be required to be shown as debt or capital lease obligations on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.
“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the net income of the Borrower and its Restricted Subsidiaries for that period (and in any event excluding the income (or loss) of any Unrestricted Subsidiary; provided, that amounts included in net income actually received in cash by the Borrower or its Restricted Subsidiaries as a dividend or similar distribution from an Unrestricted Subsidiary shall be included).
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus all Unencumbered Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Consolidated Total Assets” means, as of any date of determination, the net book value of all assets of the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) on such date determined on a consolidated basis in accordance with GAAP (calculated in each case as of the most recent date for which there are Available Financial Statements).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Rating” means, as of any date, the corporate credit and/or corporate family rating assigned by the Rating Agencies with respect to the Borrower. For purposes of the foregoing: (i) if the ratings established by the Rating Agencies for the Borrower shall fall within the same Pricing Level, the Applicable Rate and Applicable Fee Rate shall be determined by reference to such Pricing Level, (ii) if each Rating Agency shall have in effect a rating for the Borrower and such ratings shall fall within different Pricing Levels, the Applicable Rate and Applicable Fee Rate shall be based on (a) the higher of the two ratings if one rating is one Pricing Level lower than the other, (b) the Pricing Level that is one Pricing Level below that of the higher rating if one rating is two Pricing Levels lower than the other and (c) one Pricing Level higher than the lower rating if one rating is more than two Pricing Levels lower than the other, (iii) if only one Rating Agency shall have in effect a rating for the Borrower, the Applicable Rate and Applicable Fee Rate shall be determined by reference to the Pricing Level in which such rating falls, (iv) if no Rating Agency shall have in effect a rating for the Borrower (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then each Rating Agency shall be deemed to have established a rating in Pricing Level 4, (v) if at any time an Event of Default has occurred and is continuing, then each Rating Agency shall be deemed to have established a rating in Pricing Level 4 and (vi) if the ratings established or deemed to have been established by a Rating Agency for the Borrower shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent. Each change in the Applicable Rate and Applicable Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate obligors, the Borrower and the Lenders shall negotiate in good faith to amend the definition of the Applicable Rate and Applicable Fee Rate to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate and Applicable Fee Rate shall, at the option of the Borrower, be determined (i) as set forth above using the rating from such Rating Agency most recently in effect prior to such change or cessation or (ii) disregarding the rating from such Rating Agency.
~~“Covenant Relief Period” means the period commencing on the Amendment No. 4 Effective Date through the Covenant Relief Period Termination Date.~~
~~“Covenant Relief Period Termination Date” means the date of delivery of the Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2022 demonstrating compliance for such fiscal quarter with the covenant set forth in Section 7.12 on such date.~~

“Credit Agreement Refinancing Facilities” means (a) with respect to any Class of Revolving Credit Commitments or Revolving Credit Loans, Replacement Revolving Credit Commitments or Replacement Revolving Loans and (b) with respect to any Class of Term Loans, Refinancing Term Loans.
“Credit Agreement Refinancing Facility Lenders” means a Lender with a Replacement Revolving Credit Commitment or Refinancing Term Loans.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” has the meaning specified in Section 9.13.
“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the applicable Facility or if not related to a particular Facility, the highest Applicable Rate then applicable to Base Rate Loans hereunder plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, Eurodollar Rate Loan or Quoted Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for the Revolving Credit Facility plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(o) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including (i) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, (ii) the issuance of Equity Interests in any Subsidiary owned directly by the Borrower or a Restricted Subsidiary to a Person other than the Borrower or a Restricted Subsidiary (other than Disqualified Equity Interests permitted to be issued under Section 7.03 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable Laws) and (iii) any disposition of property to a Division.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest (except as a result of a change of control or asset sale or as a result of the bankruptcy, insolvency or similar event of the issuer thereof so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event or bankruptcy, insolvency or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable).

“Disqualified Institution” means (a) competitors of the Borrower or any of its Restricted Subsidiaries that are in the same or a similar line of business and, in each case, identified in writing to the Administrative Agent from time to time, which identification shall (i) be effective after the third (3rd) Business Day after such list or supplement thereto has been posted to the Lenders and (ii) not apply retroactively for any purpose, including to disqualify any Persons that have previously acquired an assignment or participation interest in any Loans and/or Commitments (each such entity, a “Competitor”) and (b) Affiliates of Competitors to the extent such Affiliates (i) are clearly identifiable on the basis of such Affiliates’ names or designated in writing by the Borrower from time to time and (ii) are not bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business with appropriate information barriers in place; provided, however, that a list of Disqualified Institutions identified above shall be made available to all Lenders upon request to the Administrative Agent (it being understood that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with Section 10.06 hereof).
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.18.

“Electronic Record” has the meaning specified in Section 10.18.
“Electronic Signature” has the meaning specified in Section 10.18.
“Eligible Assignee” means, with respect to any Facility (a) a Lender under such Facility; (b) an Affiliate of a Lender under such Facility; (c) an Approved Fund; and (d) any other Person approved by (i)(A) the Administrative Agent and (B), with respect to the Revolving Credit Facility, the L/C Issuers and the Swing Line Lender, and (ii) unless a Payment Default or Bankruptcy Default has occurred and is continuing at the time of such assignment, the Borrower (each such approval not to be unreasonably withheld or delayed; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, however, that the Borrower’s consent shall not be required for assignments of the Loans to lenders identified by the Administrative Agent to the Borrower on or prior to the Amendment No. 3 Effective Date during the primary syndication of the Loans, which shall end on the date that is sixty (60) days after the Amendment No. 3 Effective Date; provided further that notwithstanding the foregoing, “Eligible Assignee” shall not include (w) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (x) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (x), (y) a natural person or a trust for the benefit of a natural person or (z) any Disqualified Institution.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, judgments, orders, decrees, permits or licenses relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and, for purposes of provisions relating to Section 412 of the Code, Sections 414(m) and (o) of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that could reasonably be expected to result in a material liability to the Borrower or any ERISA Affiliate; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Rate” means,
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent~~; provided, further, that it is understood and agreed that all of the terms and conditions of this definition of “Eurodollar Rate” shall be subject to Section 3.03~~.
“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) (and subject to clause (c)) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Assets” means:
(a)    (x) any fee-owned real property and (y) any real property leasehold rights and interests (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters);
(b)    motor vehicles and other assets subject to certificates of title;
(c)    letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a Uniform Commercial Code financing statement));
(d)    commercial tort claims that in the reasonable determination of the Borrower, are not expected to result in a judgment in excess of $5,000,000;
(e)    assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable Law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable Law, rule or regulation, or (z) requires any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code);
(f)    any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code);
(g)    Excluded Equity Interests;
(h)    any lease, license or agreement, or any property subject to a purchase money security interest, Capitalized Lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than any Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition;

(i)    any assets to the extent a security interest in such assets would result in material adverse Tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent;
(j)    any trademark application filed in the U.S. Patent and Trademark Office on the basis of the applicant’s intent-to-use such trademark, unless and until evidence of use of the trademark has been filed with, and accepted by, the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent that granting a security interest in such trademark application prior to such filing and acceptance would adversely affect the enforceability or validity of such trademark application or the resulting trademark registration;
(k)    assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Lenders afforded thereby as reasonably determined in good faith between the Borrower and the Administrative Agent;
(l)    any property (and any related rights and any related assets) subject to a Sale and Leaseback Transaction permitted under this Agreement;
(m)    notes and other Indebtedness in an aggregate principal amount less than $5,000,000 individually and $10,000,000 in the aggregate;
(n)    any acquired property (including property acquired through Acquisition or merger of another entity) if at the time of such Acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code); and
(o)    accounts receivable and related supporting obligations and books and records subject to Liens securing any Permitted Securitization Facility.
“Excluded Equity Interest” means (a) margin stock, (b) Equity Interests of any Foreign Subsidiary that is not directly owned by the Borrower or any Loan Party, (c) Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes) of any Material Subsidiary that is a wholly-owned Foreign Subsidiary or Foreign Subsidiary Holding Company directly owned by the Borrower or any other Loan Party in excess of 65% of such Material Subsidiary’s issued and outstanding Equity Interests ordinarily entitled to vote (for U.S. federal income tax purposes), (d) Equity Interests of any Domestic Subsidiary that is a direct or indirect subsidiary of a (i) CFC, (ii) Foreign Subsidiary or (iii) Foreign Subsidiary Holding Company, (e) any Equity Interest to the extent the pledge thereof would be prohibited by any Law or contractual obligation (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code), (f) any Equity Interests with respect to which the Borrower and the Administrative Agent have reasonably determined that the cost or other consequences (including material adverse Tax consequences) of pledging or perfecting a security interest in such Equity Interests are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, (g) Equity Interests of any Unrestricted Subsidiary; (h) Equity Interests of any Captive Insurance Subsidiary; (i) Equity Interests of any not for profit Subsidiary; (j) Equity Interests of any special purpose securitization vehicle (or similar entity); (k) Equity Interests of any Person other than wholly-owned Subsidiaries to the extent such Person is prohibited by its Organization Documents from pledging its Equity Interests (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code); and (l) any other Equity Interests that constitute Excluded Assets.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower, (b) any Foreign Subsidiary, (c) any Domestic Subsidiary (i) that is a direct or indirect subsidiary of a CFC or (ii) that is a Foreign Subsidiary Holding Company, (d) any Subsidiary, including any regulated entity, that is prohibited or restricted by applicable Law or by contractual obligation existing on the Restatement Date (or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Restatement Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party consent, approval, license or authorization, (e) any bankruptcy remote special purpose securitization vehicle (or similar entity), (f) any Captive Insurance Subsidiary designated by the Borrower, (g) any not for profit Subsidiary, (h) any Immaterial Subsidiary, (i) each Unrestricted Subsidiary, (j) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition with Indebtedness assumed pursuant to Section 7.03(d) to the extent such Restricted Subsidiary would be prohibited from providing the Guaranty, or consent would be required (that has not been obtained), pursuant to the terms of such Indebtedness, (k) any Subsidiary with respect to which the Guaranty would result in material adverse Tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent and (l) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the burden or cost of providing the Guaranty shall outweigh the benefits to be obtained by the Lenders therefrom.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes imposed on it, in each case, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which it is otherwise doing business (other than jurisdictions in which such Person is doing business solely as a result of this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it) or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a), (d) in the case of any Lender other than a Foreign Lender, any backup withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto or is attributable to such Lender’s failure or inability to comply with Section 3.01(e) and (e) any Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of December 1, 2017 (the “2017 Credit Agreement”) (as amended by Amendment No. 1, dated as of June 11, 2018, as further amended by Amendment No. 2, dated as of August 26, 2019 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), among the Borrower, the lenders party thereto, the L/C issuers party thereto and Bank of America as administrative agent, an L/C issuer and swing line lender.
“Existing Eurodollar Rate Loans” shall mean all Eurodollar Rate Loans that are outstanding immediately prior to the Amendment No. 6 Effective Date.
“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.02.
“Existing Revolving Credit Lender” has the meaning specified in Section 1.10(b).
“Existing Revolving Credit Loans” has the meaning specified in Section 1.10(b).
“Extended Revolving Credit Commitments” has the meaning specified in Section 2.17(a).
“Extended Term Loans” has the meaning specified in Section 2.17(a).
“Extending Revolving Credit Lender” has the meaning specified in Section 2.17(a).
“Extending Term Lender” has the meaning specified in Section 2.17(a).
“Extension” has the meaning specified in Section 2.17(a).
“Extension Offer” has the meaning specified in Section 2.17(a).
“Facility” means (a) the Term A Facility, (b) the Tranche A-1 Facility, (c) any other Class of Term Loans or Term Loan Facility or (d) the Revolving Credit Facility, as the context may require; and “Facilities” means all of them.
“Farm Credit Equities” has the meaning specified in Section 6.13(a).

“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971, as amended and under the regulation of the Farm Credit Administration.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code and any Laws or official agreement implementing an official governmental agreement with respect thereto.
“FCPA” means the Foreign Corrupt Practices Act of 1977.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fifth Third” means Fifth Third Bank, National Association.
“Fixed Incremental Amount” has the meaning specified in the definition of “Incremental Cap”.
“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Holding Company” means any Subsidiary of any Person that (x) has no material assets other than (1) Equity Interest of one or more Foreign Subsidiaries at least one of which is a “controlled foreign corporation” within the meaning of Section 957 of the Code and (2) intercompany loans/receivables owed to such Subsidiary by one or more Subsidiaries described in clause (1), (y) no material liabilities other than those reasonably relating to the assets described in clauses (1) and (2) above and as contemplated by clause (z) below and (z) is not a guarantor of any Indebtedness of the Borrower or any Subsidiary other than as permitted pursuant to Section 7.03(t)(iii).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the applicable L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Global Intercompany Note” means the intercompany note, dated as of the Restatement Date, substantially in the form of Exhibit G executed by the Borrower and each Restricted Subsidiary.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.06(g).
“Group Member” means the Borrower and its Restricted Subsidiaries.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Cash Management Bank.
“Guaranteed Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.
“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Guarantors” means, each of the existing wholly-owned Domestic Subsidiaries (other than an Excluded Subsidiary) of the Borrower that is a Material Subsidiary who (i) is a party to the Security Agreement on the Amendment No. 3 Effective Date and is a party to the Guaranty as of the Amendment No. 3 Effective Date and (ii) following such dates, as applicable, becomes a Guarantor pursuant to a Guaranty Joinder Agreement or other documentation in form and substance reasonably acceptable to the Administrative Agent, in each case, together with their respective successors and permitted assigns. In addition, any wholly-owned Restricted Subsidiary that executes a Guaranty Joinder Agreement and satisfies the Collateral and Guarantee Requirement shall also be a Guarantor of the Obligations hereunder. Notwithstanding the foregoing, any Subsidiary that is a “Guarantor” of the Senior Notes, any Incremental Equivalent Debt, Permitted External Refinancing Debt, Credit Agreement Refinancing Indebtedness and/or any Permitted Refinancing thereof (and successive Permitted Refinancings) shall be a Guarantor of the Obligations hereunder.
“Guaranty” means the Amended and Restated Guaranty, dated as of February 1, 2016, made by the Guarantors in favor of the Administrative Agent and the Guaranteed Parties, substantially in the form of Exhibit F, as amended and reaffirmed by the Reaffirmation Agreement, the Amendment No. 1 Reaffirmation Agreement and the Amendment No. 3 Reaffirmation Agreement, together with each Guaranty Joinder Agreement.
“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement substantially in the form thereof attached to the Guaranty, executed and delivered by a Guarantor to the Administrative Agent under the Guaranty pursuant to Section 6.14.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII or (c) has entered into a Swap Contract with a Loan Party or any Restricted Subsidiary prior to the Amendment No. 3 Effective Date and is a Lender of an Affiliate of a Lender on the Amendment No. 3 Effective Date, in each case, in its capacity as a party to such Swap Contract.
“ICC” has the meaning specified in the definition of “UCP”.
“Immaterial Subsidiary” means any Domestic Subsidiary of the Borrower that is not a Material Subsidiary.
“Increase Effective Date” has the meaning assigned to such term in Section 2.14(b).
“Increase Joinder” has the meaning assigned to such term in Section 2.14(c).
“Incremental Cap” means the sum of (a) an unlimited amount if, after giving effect to the incurrence of any Incremental Facilities (which for this purpose will be deemed to include the full amount of any (x) Incremental Revolving Facility or Incremental Revolving Credit Commitments assuming the full amount of such facility or commitment was drawn or (y) Incremental Facility consisting of delayed draw facilities) and after giving effect to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith, the Borrower has, on a Pro Forma Basis, (i) with respect to any secured Incremental Equivalent Debt, a Secured Net Leverage Ratio equal to or less than 3.50:1.00 and (ii) with respect to any Incremental Facility or Incremental Equivalent Debt, a Consolidated Net Leverage Ratio equal to or less than 4.50:1.00, in the case of each of clause (a)(i) or (a)(ii), as of the end of the most recently ended fiscal quarter of the Borrower for which there are Available Financial Statements (such amount, the “Ratio Incremental Amount”); provided that, for purposes of clauses (a)(i) and (a)(ii), Consolidated Funded Indebtedness shall not take into account any Unencumbered Cash or Cash Equivalents constituting proceeds of any Loans made under any Incremental Commitments to be provided on such date and any Incremental Equivalent Debt to be incurred or issued on such date that may otherwise reduce the amount of Consolidated Funded Indebtedness; provided further that for purposes of this clause (a), if the proceeds of the relevant Incremental Facility will be applied to finance a Limited Condition Transaction, the Ratio Incremental Amount will be determined in accordance with Section 1.09 plus (b) the sum of (i) $750,000,000 plus (ii) the aggregate principal amount of voluntary prepayments of Term Loans made after the Amendment No. 3 Effective Date, except to the extent (x) such prepayments were funded with the proceeds of long-term Indebtedness or (y) such Loans being repaid were incurred pursuant to the Ratio Incremental Amount (the “Fixed Incremental Amount”, which shall be reduced by previously used amounts of the Fixed Incremental Amount for Incremental Facilities and Incremental Equivalent Debt). For the avoidance of doubt, (1) Incremental Facilities and Incremental Equivalent Debt incurred under clause (b) shall not be subject to any incurrence test set forth in clause (a) above, (2) Incremental Facilities and Incremental Equivalent Debt incurred under clause (a) shall not reduce the Fixed Incremental Amount, (3) Incremental Facilities and Incremental Equivalent Debt shall be deemed to be incurred under the Ratio Incremental Amount to the extent permitted by clause (a) above prior to utilizing any of the Fixed Incremental Amount and (4) the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt shall not exceed the Incremental Cap.

“Incremental Commitments” means Incremental Revolving Credit Commitments and/or the Incremental Term Commitments.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 7.03(h).
“Incremental Facility” means any facility established pursuant to Section 2.14.
“Incremental Revolving Credit Commitment” has the meaning assigned to such term in Section 2.14(a).
“Incremental Term Commitments” has the meaning assigned to such term in Section 2.14(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.02(c).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations, if any, of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capitalized Leases of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap

Termination Value thereof as of such date. The amount of any Capitalized Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes shall not constitute “Indebtedness”.
“Indemnified Taxes” means Taxes (including Other Taxes) other than Excluded Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial 2017 Term A Loans” has the meaning specified in the Preliminary Statements.
“Initial 2017 Tranche A-1 Term Loans” has the meaning specified in the Preliminary Statements.
“Initial Restatement Date” means February 1, 2016.
“Intellectual Property Security Agreements” means the Intellectual Property Security Agreements as such term is defined in the Security Agreement.
“Intellectual Property Security Agreement Supplements” means the Intellectual Property Security Agreement Supplements as such term is defined in the Security Agreement.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (c) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition); and (~~c~~d) as to any Quoted Rate Loan, the last day of the Quoted Rate Period applicable thereto, and the respective dates that fall every three months after the beginning of such Quoted Rate Period.
“Interest Period” means, as to each Eurodollar Rate Loan and Term SOFR Loan, the period commencing on the date such Eurodollar Rate Loan or Term SOFR Loan, as applicable, is disbursed or converted to or continued as a Eurodollar Rate Loan or Term SOFR Loan, as applicable, and ending on the date one, ~~two,~~ three or six months thereafter (or~~, if approved by the applicable Lenders, any period less than one month) (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or~~  such other period of twelve months or less requested by the Borrower and consented to by all the Appropriate

Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability)), as selected by the Borrower in its Committed Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which such Person Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the original cost of such Investment (provided that the amount of any Investment made other than in the form of cash or Cash Equivalents shall be the fair market value thereof valued at the time of the making thereof); plus the cost of all additions thereto, net of all actual cash returns on such Investments, whether as principal, interest, profits, distributions or otherwise (but not in excess of the initial amount of such Investment) but without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; provided further, that, in the case of Guarantees that constitute Investments which are not funded, such Investments shall no longer be deemed to be outstanding following the termination of such Guarantee.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the applicable L/C Issuer and relating to any such Letter of Credit.

“JPMSL” means J.P. Morgan Securities LLC and its successors.
“Junior Financing” has the meaning specified in Section 7.07(a).
“Laws” means, collectively, (a) all international, foreign, Federal, state and local statutes, treaties, regulations, ordinances, codes and publicly available administrative or judicial precedents or authorities, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law, and (b) for the purposes of Article II, Article III, Section 10.13 and any related definitions, all of the foregoing and any related rules and guidelines, including any interpretations thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, in each case whether or not publicly available or having the force of law.
“Latest Maturity Date” means, at any time, the latest maturity or expiration date applicable to any Facility, Loan or Commitment hereunder at such time.
“Latest Term Loan Maturity Date” means, at any time, the latest maturity date applicable to any Class of Term Loans hereunder, in each case, as extended in accordance with the terms of this Agreement from time to time.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder (and, at the option of the Borrower, any other issuer mutually agreed by the Borrower and the Administrative Agent), or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and includes each Class of Lenders and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the five year anniversary of the Amendment No. 3 Effective Date (or, if such day is not a Business Day, the next preceding Business Day); provided with the written consent of the applicable L/C Issuer, the Letter of Credit Expiration Date with respect to Letters of Credit issued or to be issued by such L/C Issuer may be seven days prior to the then Latest Maturity Date for the Revolving Credit Facility.
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Leverage Maintenance Covenant” means the financial covenant set forth in Section 7.12.
“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”
~~“LIBOR Replacement Date” has the meaning specified in Section 3.03(a).~~
~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~
~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(a).~~
~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of~~

~~administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means any Permitted Acquisition or permitted Investment in any assets, business or Person, in each case the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan (including any Incremental Term Loans, any Extended Term Loans, Refinancing Term Loans, loans made pursuant to any Incremental Revolving Credit Commitment, loans made pursuant to any Extended Revolving Credit Commitment and loans made pursuant to any Replacement Revolving Credit Commitment).
“Loan Documents” means this Agreement, each Note, the Guaranty, each Guaranty Joinder Agreement, each Issuer Document, each Collateral Document, each Additional Credit Extension Amendment, each Increase Joinder, each Extension Offer, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15, the BofA Fee Letter and any other document or instrument specified as a “Loan Document” under the provisions thereof.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Market Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.
“Material Acquisition” means any Permitted Acquisition involving the payment of consideration (including non-cash, contingent and deferred consideration (including the assumption of any liabilities and obligations under any purchase price adjustment but excluding earnout or similar payments)) by the Borrower or any of its Restricted Subsidiaries with a fair market value in excess of $500,000,000 (as determined by the Borrower in good faith upon consummation thereof).
“Material Adverse Effect” means any event, circumstance or condition that has had or could reasonably be expected to have a material adverse effect upon (a) the operations, business, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors taken as a whole to perform their obligations under the Loan Documents or (c) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent and Lenders thereunder.
“Material Subsidiary” means any direct or indirect Domestic Subsidiary of the Borrower (a) the total assets of which exceed, as at the end of the most recent fiscal quarter of the Borrower for which there are Available Financial Statements or, in the case of the consummation of any Permitted Acquisition, as of the end of the fiscal quarter of the Borrower most recently ended prior to the effective date of such Acquisition for which there are Available Financial Statements (calculated on a pro forma basis taking into account the consummation of such Permitted Acquisition), 5% of Consolidated Domestic Assets, or (b) that contributed 5% or more of Consolidated EBITDA in the most recent period of four consecutive fiscal quarters ended of the Borrower for which there are Available Financial Statements or, in the case of the consummation of any Permitted Acquisition (calculated on a pro forma basis taking into account the consummation of such Permitted Acquisition) as if such Acquisition occurred on the first day of the four fiscal quarter period of the Borrower most recently ended for which there are Available Financial Statements; provided, further, that if the combined (i) total assets of all Immaterial Subsidiaries shall exceed 10% of the Consolidated Domestic Assets as of the end of the most recently ended fiscal quarter of the Borrower for which there are Available Financial Statements or (ii) contributions of all Immaterial Subsidiaries shall exceed 10% or more of Consolidated EBITDA at the end of the four fiscal quarter period most recently ended for which there are Available Financial Statements, the Borrower shall redesignate one or more of such Domestic Subsidiaries of the Borrower as Material Subsidiaries within ten (10) Business Days after such date, such that only Domestic Subsidiaries as shall then have combined (x) total assets of less than 10% of the Consolidated Domestic Assets for such fiscal quarter of the Borrower (based on the most recently Available Financial Statements) or (ii) contributed less than 10% of Consolidated EBITDA for such four fiscal quarter period of the Borrower (based on the most recently Available Financial Statements) shall constitute Immaterial Subsidiaries.
“Maturity Date” means (a) with respect to the Revolving Credit Facility (but excluding any Extended Revolving Credit Commitments and any Loans made pursuant thereto), March 26 2026, (b) with respect to the Term A Loans, March 26 2028, (c) with respect to the Tranche A-1 Term Loans, March 26 2026, (d) with respect to any other Class of Term Loans or any Credit Agreement Refinanced Indebtedness, the date specified as the “Maturity Date” therefor in the applicable Additional Credit Extension Amendment and (e) with respect to any Class of Extended Revolving Credit Commitments, the date specified as the “Maturity Date” therefor in the applicable Additional Credit Extension Amendment, as the context may require; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Meal Preparation Divestiture” means the divestiture or other Disposition, in one or more transactions (which may include asset dispositions, equity dispositions, or a combination of the foregoing), of all or a substantial portion of the assets used in, and/or business units and product lines constituting, the Loan Parties’ meal preparation business.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” means MUFG Union Bank, N.A. and its successors.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means (a) with respect to any proceeds of a Recovery Event or Disposition received or paid to the account of any Loan Party or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of any cash and Cash Equivalents received in connection with such transaction minus (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the applicable asset and that is required (directly or indirectly) to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the out-of-pocket costs and expenses incurred by such Loan Party or such Restricted Subsidiary in connection with such transaction, (C) Taxes paid or reasonably estimated to be payable within 2 years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in cash in respect of such Recovery Event or Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) amounts which are required to be reserved for on the balance sheet or otherwise required to be placed in escrow in connection with such transaction unless and until such amounts are no longer required to be subject to a reserve or are released to any Loan Party or any of its Restricted Subsidiaries; provided, further, that Net Cash Proceeds shall be deemed to exclude (x) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and (y) cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto except to the extent such Person is contractually entitled to retain such proceeds, awards or payments; and (b) with respect to any sale or issuance of Equity Interests by the Borrower, any Loan Party or any Restricted Subsidiary or any incurrence or issuance of Indebtedness by the Borrower, any Loan Party or any Restricted Subsidiary, the excess, if any, of (i) the sum or the cash and Cash Equivalents received in connection with such transaction, minus (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket fees and expenses (including attorneys’ fees, other customary expenses and brokerage, consultant, accountant and other customary fees) incurred by such Loan Party or such Restricted Subsidiary in connection with such transaction.
“Note” means a Revolving Credit Note or a Term Loan Note, as the context may require.
“Notice of Loan Prepayment” means a notice of loan prepayment pursuant to Section 2.05, which, shall be substantially in the form of Exhibit N or such other form as approved by the Administrative Agent or the Swing Line Lender, as applicable.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Guaranteed Cash Management Agreement or Guaranteed Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, or which would accrue but for the commencement of such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Closing Date” means May 6, 2014.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document other than any such Taxes resulting from an assignment or participation (other than an assignment pursuant to Section 10.13).
“Outstanding Amount” means (i) with respect to any Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any Class of Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans, as the case may be, occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Patriot Act” has the meaning specified in Section 10.16.
“Payment Default” means the failure of the Borrower to pay any Obligation when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise.
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Perfection Certificate” means that certain Perfection Certificate, dated as of the Amendment No. 1 Effective Date, executed and delivered by the Borrower on behalf of the Borrower and each of the other Loan Parties existing on the Amendment No. 1 Effective Date.
“Permitted Acquisition” means any Acquisition that is permitted by the terms of Section 7.02(e).
“Permitted External Refinancing Debt” means any Indebtedness incurred by the Borrower to refinance all or a portion of any existing Class of Loans or Commitments in the form of one or more series of debt securities or loans; provided that (i) the final maturity date of any such Indebtedness shall not be earlier than the Latest Maturity Date of the Class of Loans or Commitments being refinanced; (ii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Loans or Commitments being refinanced, (iii) the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligations or other payment (other than periodic interest payments) prior to the Latest Maturity Date of the Class of Loans or Commitments being refinanced (other than customary offers to purchase upon a change of control, asset sale or offers to prepay, redeem, or repurchase based on excess cash flow (in the case of loans) and customary acceleration rights upon an event of default); (iv) such debt securities or loans shall be unsecured; (v) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party; (vi) the terms and conditions (excluding any amortization, subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, shall not be materially more favorable to the investors or lenders thereunder than those applicable to investors or lenders in the Loans or Commitments, except for covenants or other provisions applicable only to periods after the Latest Maturity Date (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); (vii) the aggregate principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the refinanced Loans except by an amount equal to any accrued and unpaid interest, any premium or other reasonable amount paid, fees and costs and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; and (viii) substantially concurrently with the incurrence or issuance of such debt securities or loans, 100% of the Net Cash Proceeds thereof shall be applied to repay the refinanced Loans or Commitments, as applicable, including accrued interest, fees, costs and expenses relating thereto.
“Permitted Lines of Business” means, collectively, (a) food services, (b) food-related manufacturing, production and processing, (c) consumer products, (d) private label products, (e) animal feed production and processing, (f) any other business conducted by the Borrower and its Subsidiaries on the Restatement Date, and (g) any business reasonably related or incidental to any of the foregoing.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to any accrued and unpaid interest, any premium or other reasonable amount paid, fees and costs and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (iv) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority relative to the Liens on the Collateral securing the Obligations); (v) the terms and conditions (excluding any amortization, collateral, subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, except for covenants or other provisions applicable only to periods after the Latest Maturity Date (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (v) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); and (vi) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Securitization Facility” means any transaction or series of transactions involving the sale of accounts receivable (and related supporting obligations and books and records) so long as the Indebtedness thereunder and other payment obligations with respect thereto are nonrecourse to the Borrower and its Subsidiaries (other than any Special Purpose Finance Subsidiary), other than limited recourse provisions that are customary for transactions of such type and do not have the effect of Guaranteeing the repayment of any such Indebtedness or limiting the loss or credit risk of lenders or purchasers with respect to payment or performance by the obligors of the accounts receivable so transferred.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, established by the Borrower or, with respect to any such plan that is subject to the Pension Funding Rules (other than a Multiemployer Plan) or Title IV of ERISA, the Borrower or any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means, collectively, (a) the pledge agreement dated as of the Amendment No. 1 Effective Date given by the Loan Parties party thereto, as pledgors, to the Administrative Agent to secure the Obligations substantially in the form of Exhibit J and (b) any other pledge agreement in favor of the Administrative Agent to secure all or some portion of the Obligations that may be given by any Person pursuant to the terms hereof.
“PNC” means PNC Bank National Association and its successors.
~~“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(a).~~
“Pro Forma Adjustment” means, for any test period that includes all or any part of a fiscal quarter included in any period beginning on the date the relevant transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such transaction is consummated, with respect to the acquired EBITDA of the applicable acquired entity or business or converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, (a) the pro forma increase or decrease in such acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission, and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such acquired entity or business or converted Restricted Subsidiary with the operations of the Borrower and its Restricted Subsidiaries, in each case being given Pro Forma Effect, that (i) have been realized or (ii) will be implemented within twenty-four (24) months of such Acquisition and are supportable and quantifiable and expected to be realized within the succeeding twenty-four (24) months following such implementation and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead) taking into account, for purposes of determining such compliance, the historical financial statements of the acquired entity or business or converted Restricted Subsidiary and the consolidated financial statements of the Borrower and its Subsidiaries, assuming such Permitted Acquisition or

Disposition, and all other Permitted Acquisitions or Dispositions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant Acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are taken during such specified period or such costs are incurred during such specified period, as applicable, for purposes of projecting such pro forma increase or decrease to such acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such test period, or such additional costs, as applicable, will be incurred during the entirety of such test period; provided, further, that (A)(I) the aggregate amount added back to Consolidated EBITDA pursuant to clause (vi)(B) of the definition thereof and any increase in Consolidated EBITDA as a result of such Pro Forma Adjustment (other than as a result of an actual increase in revenues or an actual reduction in costs) pursuant to this clause (b)(A)(I) shall not exceed 25% of total Consolidated EBITDA on a Pro Forma Basis for such test period and (II) the aggregate amount added back to Consolidated EBITDA pursuant to clause (viii) of the definition thereof and any increase in Consolidated EBITDA as a result of such Pro Forma Adjustment (other than as a result of an actual increase in revenues or an actual reduction in costs) pursuant to this clause (b)(A)(II) shall not exceed 20% of total Consolidated EBITDA on a Pro Forma Basis for such test period, and (B) any such pro forma increase or decrease in Consolidated EBITDA shall be without duplication of cost savings or additional costs already included in such Consolidated EBITDA.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation (as a Restricted Subsidiary or an Unrestricted Subsidiary), discontinuance of operations, the incurrence of any Incremental Term Loans or Incremental Revolving Credit Commitments, or any other event or action requiring or permitting such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” and the following shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (i) income statement items (whether positive or negative) attributable to the property or person subject to such transaction, event or action (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in (b) above, shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower and its Restricted Subsidiaries and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (a) above (and without duplication thereof), the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings, operating expense reductions and synergies, but subject to the limitations in the final proviso of the definition of “Pro Forma Adjustment”) that are (as determined by the Borrower in good faith) (1) (x) directly attributable to such transaction and expected to be realized within twenty-four (24) months following such transaction or event or implementation of such action, as applicable, (y) expected to have a continuing impact on the Borrower and its

Restricted Subsidiaries and (z) factually supportable or (2) otherwise consistent with the definition of Pro Forma Adjustment.
“Public Lender” has the meaning specified in Section 6.02.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Quoted Rate” means, for a Quoted Rate Period, the per annum rate quoted by 100% of the Term A Lenders, in their sole discretion, pursuant to Section 2.02(b)(ii).
“Quoted Rate Loan” means a Committed Loan for Term A Loans which bears interest at a rate determined by reference to the Quoted Rate.
“Quoted Rate Period” means, relative to any Quoted Rate Loan, the period beginning on (and including) the date on which such Quoted Rate Loan is made, or converted into, a Quoted Rate Loan and ending on the Maturity Date of the Term A Loans; provided, however, in no event shall the Quoted Rate Period be less than one (1) year.
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.
“Rating Agency” means each of S&P and Moody’s.
“Ratio Incremental Amount” has the meaning specified in the definition of “Incremental Cap”.
“Reaffirmation Agreement” means that certain Reaffirmation Agreement executed by the Guarantors (as of the Restatement Date) pursuant to which such Guarantors reaffirm their obligations under the Guaranty, which shall be substantially in the form of Exhibit I.
“Recovery Event” means the receipt by the Borrower or any of its Domestic Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.
“Refinancing Term Loans” means one or more new Classes of Term Loans that result from an Additional Credit Extension Amendment in accordance with Section 2.18.
“Refinanced Term Loans” has the meaning specified in Section 2.18.
“Register” has the meaning specified in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed in the Securities Laws.

~~“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:~~
~~(A)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~
~~(B)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~
“Related Business” means any business which is the same as or related, ancillary or complementary to, or a reasonable extension or expansion of, any of the businesses of the Borrower and its Restricted Subsidiaries on the Restatement Date.
“Related Business Assets” means any property, plant, equipment or other assets (excluding assets that are qualified as current assets under GAAP) to be used or useful by the Borrower or a Restricted Subsidiary in a Related Business or capital expenditures relating thereto.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board ~~and/~~or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Transaction” has the meaning specified in Section 2.05(b)(iii).
“Replaced Revolving Credit Commitments” has the meaning specified in Section 2.18(a).
“Replacement Revolving Credit Commitments” means one or more new Classes of Revolving Credit Commitments established pursuant to an Additional Credit Extension Amendment in accordance with Section 2.18.
“Replacement Revolving Lender” means a Revolving Credit Lender with a Replacement Revolving Credit Commitment or an outstanding Replacement Revolving Loan.
“Replacement Revolving Loans” means Revolving Credit Loans made pursuant to Replacement Revolving Credit Commitments.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that any Commitments or Loans held by Defaulting Lenders shall be excluded for purposes of making a determination of Required Lenders, and the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender, shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that any Commitments or Loans held by Defaulting Lenders shall be excluded for purposes of making a determination of Required Revolving Lenders, and the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender, shall be deemed to be held by the Lender that is the Swing Line Lender or the L/C Issuer, as the case may be, for purposes of making a determination of Required Revolving Lenders.
“Required Term Loan Lenders” means, as of any date of determination, with respect to Lenders of any Class of Term Loans, Lenders holding more than 50% of such Class of Term Loans on such date; provided that the portion of such Class of Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, executive vice president, senior vice president, vice president, assistant treasurer or controller of a Loan Party; provided, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restatement Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Restatement Date Revolving Credit Lender” has the meaning specified in Section 10.21.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or any Restricted Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).
“Restricted Subsidiaries” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Revaluation Date” means, with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in Canadian Dollars, and (d) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving Lenders shall require.
“Revolving Credit Arrangers” means, collectively, Bank of America, JPMSL, WFS, Truist Securities, BMOCM, Capital One, MUFG, PNC, Bank of the West, CoBank, Fifth Third, Rabobank and TD Bank in their capacities as joint lead arrangers and/or joint bookrunners, as applicable.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans or Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01 (including loans made pursuant to any Incremental Revolving Credit Commitment, loans made pursuant to any Replacement Revolving Credit Commitment and loans made pursuant to any Extended Revolving Credit Commitment), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.14, Section 2.17 or Section 2.18, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments (including any Extended Revolving Credit Commitments and any Replacement Revolving Credit Commitments) at such time.
“Revolving Credit Lender” means, as of any date of determination, a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit C-1.
“S&P” means Standard & Poor’s Financial Services LLC.
“Sale and Leaseback Permitted Amount” means, on any date and without duplication, in respect of any Sale and Leaseback Transaction, the net present value (discounted using (x) the cost of debt stated in the lease or (y) if no such cost is stated in the lease, the Base Rate plus the Applicable Rate in effect on the date of such Sale and Leaseback Transaction) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease.
“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or Her Majesty's Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) secured Consolidated Funded Indebtedness as of such date minus all Unencumbered Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.
“Secured Obligations” has the meaning assigned to such term in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Agreement” means, collectively, (a) the security agreement dated as of the Amendment No. 1 Effective Date given by the Loan Parties party thereto, as grantors, to the Administrative Agent to secure the Obligations substantially in the form of Exhibit K and (b) any other security agreement in favor of the Administrative Agent to secure all or some portion of the Obligations that may be given by any Person pursuant to the terms hereof.
“Senior Notes” means, collectively, (i) the 2024 Notes, (ii) the 2028 Notes and (iii) any additional amounts issued pursuant to a supplemental indenture to the Base Indenture after the Amendment No. 3 Effective Date to the extent such additional amounts are permitted to be incurred under this Agreement.
~~“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.~~
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means a percentage equal to 0.10% (10 basis points).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debt and liabilities, including direct, subordinated or contingent liabilities or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, direct, senior, subordinated, contingent or otherwise, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, direct, senior, subordinated, contingent or otherwise, and other commitments as they become absolute and mature. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.06(g).
“Special Purpose Finance Subsidiary” means any Subsidiary of the Borrower created solely for the purpose of, and whose sole activity shall consist of, acquiring and financing accounts receivable of the Borrower and its Subsidiaries pursuant to a Permitted Securitization Facility.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14 of the Guaranty.
“Spot Rate” for Canadian Dollars means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of Canadian Dollars with Dollars, or Dollars with Canadian Dollars, as applicable, through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for Canadian Dollars or Dollars, as applicable; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement entered into by the Borrower or any Subsidiary; provided, that any and all such transactions, and the related confirmations, which are subject to the terms and conditions of, or governed by, the same master agreement, including any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other form of master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), shall be deemed to be a single Swap Contract to the extent such transactions and related confirmations are subject to legally enforceable netting agreements.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contract has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Contract (or, if applicable, the net aggregate mark-to-market value of all transactions constituting such Swap Contract), as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such type of Swap Contract (which may include a Lender or any Affiliate of a Lender).
“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form of an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TD Bank” means TD Bank, N.A. and its successors.
“Term A Arrangers” means, collectively, Bank of America and CoBank, in their capacities as joint lead arrangers.
“Term A Commitment” means as to each Lender, its obligation to make (or continue, as applicable) Term A Loans to the Borrower pursuant to Section 2.01(b)(i), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b)(i) under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of the Term A Commitments of all of the Term A Lenders as in effect on the Amendment No. ~~3~~6 Effective Date is $~~500,000,000~~0.
“Term A Facility” means, at any time, (a) on or prior to the Amendment No. 3 Effective Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.
“Term A Lender” means (a) at any time on or prior to the Amendment No. 3 Effective Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Amendment No. 3 Effective Date, any Lender that holds Term A Loans at such time.
“Term A Loan” has the meaning specified in Section 2.01(b)(i). The aggregate principal amount of Term A Loans of all of the Term A Lenders outstanding on the Amendment No. 6 Effective Date is $316,424,825.17.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, Term SOFR Loans or Quoted Rate Loans, having the same Interest Period or Quoted Rate Period, respectively, made by each of the Term Lenders under the applicable Facility pursuant to Section 2.01(b) or 2.01(c).
“Term Lender” means, as of any date of determination, a Term A Lender, a Tranche A-1 Term Lender, an Extending Term Lender or a Lender holding an Incremental Term Commitment, Incremental Term Loans, or Refinanced Term Loans, as the context may require.
“Term Loan” means any Term A Loan, any Tranche A-1 Term Loan, any Incremental Term Loan, any Refinanced Term Loan or any Extended Term Loan, as the context may require.
“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing Term Loans made by such Lender, substantially in the form of Exhibit C-2.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with the foregoing provision (a) of this definition would otherwise be less than 0.00%, such Term SOFR shall be deemed 0.00% for purposes of this Agreement.1
“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate ~~for any period that is approximately (as determined by~~administered by CME (or any successor administrator satisfactory to the Administrative Agent) ~~as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time ~~in its reasonable discretion~~).
“Test Period” means a period of four consecutive fiscal quarters of the Borrower and its Restricted Subsidiaries.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Pro Rata Outstandings” means the Total Revolving Credit Outstandings and the Outstanding Amount of Term A Loans and Tranche A-1 Term Loans.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Tranche A-1 Arrangers” means, collectively, Bank of America, JPMSL, WFS, Truist Securities, BMOCM, Capital One, MUFG, PNC, Bank of the West, CoBank, Fifth Third, Rabobank and TD Bank in their capacities as joint lead arrangers and/or joint bookrunners, as applicable.
“Tranche A-1 Facility” means, at any time the aggregate principal amount of the Tranche A-1 Term Loans of all Tranche A-1 Term Lenders outstanding at such time.
“Tranche A-1 Term Lender” means a Lender with an outstanding Tranche A-1 Term Loan.
1 NTD: For purposes of Base Rate calculations, the “Adjusted Term SOFR” is used, which implements the SOFR Adjustment. The 0% floor should be applied after the SOFR Adjustment (which is, correctly, handled within the definition of Adjusted Term SOFR), and not before.

“Tranche A-1 Term Loans” has the meaning specified in Section 2.01(b)(ii). The aggregate principal amount of Tranche A-1 Term Loans of all of the Tranche A-1 Term Lenders outstanding on the Amendment No. 6 Effective Date is $588,550,174.83.
“Tranche A-1 Term Loan Commitment” means as to each Lender, its obligation to make (or continue, as applicable) Tranche A-1 Term Loans to the Borrower pursuant to Section 2.01(b)(ii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b)(ii) under the caption “Tranche A-1 Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Tranche A-1 Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of the Tranche A-1 Term Loan Commitments of all of the Tranche A-1 Term Lenders as in effect on the Amendment No. ~~3~~6 Effective Date is $~~930,000,000~~0.
“Transactions” means: (a) the execution and delivery of this Agreement and the other Loan Documents and the funding of the Loans on the Restatement Date; and (b) the transactions related to the foregoing, including the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition.
“Trigger Quarter” means a fiscal quarter in which the Borrower has consummated a Material Acquisition; provided that, following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless and until the Consolidated Net Leverage Ratio is less than or equal to 4.50 to 1.00 as of the end of any fiscal quarter following the occurrence of such initial Trigger Quarter; provided further that no more than two Trigger Quarters shall occur during the term of this Agreement~~; provided further that no Trigger Quarter shall be deemed to occur or to exist for any reason during the Covenant Relief Period~~.
“Truist Securities” means Truist Securities, Inc. and its successors.
“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan, a Term SOFR Loan or a Quoted Rate Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, together with the corresponding periods in the prior year.
“Unencumbered Cash and Cash Equivalents” means, with respect to any Person, the cash or Cash Equivalents owned by such Person (excluding assets of any retirement plan) which (a) are not the subject of any Lien or other arrangement with any creditor to have its claim satisfied out of such cash or Cash Equivalents prior to the general creditors of such Person (other than banker’s liens, rights of set-off or similar rights or remedies as to deposit accounts or securities accounts in which such cash or Cash Equivalents are held), and (b) if not cash, may be converted to cash within thirty (30) days.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unrestricted Subsidiaries” means (a) as of the Restatement Date, the Subsidiaries listed on Schedule 1.01(A), (b) each Subsidiary of the Borrower designated by the Borrower as an “Unrestricted Subsidiary” pursuant to Section 6.15 and (c) any Subsidiary of an Unrestricted Subsidiary (in each case, unless such Subsidiary is no longer a Subsidiary of the Borrower or is subsequently designated as a Restricted Subsidiary pursuant to this Agreement).
“United States” and “U.S.” mean the United States of America.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Voting Participant” has the meaning specified in Section 10.06(e).
“Voting Participant Notification” has the meaning specified in Section 10.06(e).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
“WFS” means Wells Fargo Securities, LLC and its successors.
“Withholding Agent” means the Administrative Agent and/or any Loan Party.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its

Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for all purposes of this Agreement, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Restatement Date be considered a Capitalized Lease.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to ~~the rates in the definition of “Eurodollar Rate”~~any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.07    Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.08    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts with respect to L/C Obligations denominated in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or such L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Canadian Dollars, such amount shall be the relevant Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
1.09    Limited Condition Transactions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including any Consolidated Net Leverage Ratio test, any Secured Net Leverage Ratio test, the amount of Consolidated Total Assets or the amount of Consolidated EBITDA) or (ii) the absence of a Default (or any type of Default) as a condition to the making of any Limited Condition Transaction or incurrence of Indebtedness in the form of Term Loans or

Incremental Equivalent Debt in connection therewith, the determination of whether the relevant condition is satisfied may be made, at the irrevocable election of the Borrower (such election, a “Limited Condition Transaction Election”), at the time of (and on the basis of Available Financial Statements) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction or (y) the consummation of the Limited Condition Transaction and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a Pro Forma Basis (such date, the “Limited Condition Transaction Test Date”); provided that notwithstanding the foregoing, the absence of a Payment Default or Bankruptcy Default shall be a condition to the consummation of any such Limited Condition Transaction and incurrence of Indebtedness; provided further that any Limited Condition Transaction Election shall be made pursuant to a written notice from the Borrower delivered to the Administrative Agent (which the Administrative Agent may provide to the Lenders) at the time of the execution of the definitive agreements with respect to the Limited Condition Transaction; provided however, to the extent the Borrower has not delivered such written notice to the Administrative Agent by the time of execution of the definitive agreements with respect to such transaction, the relevant conditions required to be satisfied as a condition to consummating such transaction and/or incurring such Indebtedness will be tested at the time of consummation of such transaction and the related incurrence of Indebtedness in the form of Term Loans or Incremental Equivalent Debt in connection therewith. In addition, if the proceeds of an Incremental Facility are to be used to finance a Limited Condition Transaction, then at the option of the Borrower and subject to the agreement of the lenders providing such financing, the representations and warranties which constitute conditions to such financing may be limited to the representations and warranties under Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.03, 5.04, 5.14, 5.17 and 5.18 and such other representations and warranties under the relevant agreements relating to such Limited Condition Transaction as are material to the Lenders and only to the extent that the Borrower or its applicable Restricted Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be accurate.
Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including any Consolidated Net Leverage Ratio test or any Secured Net Leverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts.
For the avoidance of doubt, if the Borrower has made a Limited Condition Transaction Election and any of the ratios or baskets for which compliance was determined or tested as of the Limited Condition Transaction Test Date (including with respect to the incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made a Limited Condition Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant Limited Condition Transaction Test Date and prior to the earlier of (a) the date on which such Limited Condition Transaction is consummated or (b) the date that the definitive agreement for such Limited

Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be required to be satisfied (1) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated and (2) assuming such Limited Condition Transaction and other transactions in connection therewith have not been consummated. The foregoing provisions shall apply with similar effect during the pendency of two Limited Condition Transactions such that each of the possible scenarios is separately tested. Notwithstanding anything to the contrary herein, in no event shall there be more than two Limited Condition Transactions at any time outstanding.
1.10    Effect of Restatement.
(a)    This Agreement shall, except as otherwise expressly stated herein, supersede the Existing Credit Agreement from and after the Restatement Date with respect to the transactions hereunder and with respect to the Loans and Letters of Credit outstanding under the Existing Credit Agreement as of the Restatement Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Restatement Date, (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents and (c) all references in the other Loan Documents to the Credit Agreement shall be deemed to refer without further amendment to this Agreement. Each existing Lender party to the Existing Credit Agreement immediately prior to the execution and delivery of this Agreement on the Restatement Date shall be bound by the terms hereof.
(b)    On the Restatement Date, each Revolving Credit Lender party to the Existing Credit Agreement immediately prior to the Restatement Date (each, an “Existing Revolving Credit Lender”) will automatically and without further act be deemed to have assigned to each Revolving Credit Lender party to the Credit Agreement as of the Restatement Date (each, a “Restatement Date Revolving Credit Lender”), and each such Restatement Date Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Credit Lender’s Revolving Credit Loans outstanding immediately prior to the Restatement Date (“Existing Revolving Credit Loans”) and participations under the Agreement in outstanding Letters of Credit (if any are outstanding on the Restatement Date) such that, after giving effect to each such deemed assignment and assumption of Existing Revolving Credit Loans and participations, the percentage of the aggregate outstanding (i) Revolving Credit Loans, (ii) participations under the Credit Agreement in Letters of Credit and (iii) participations under the Agreement in Swing Line Loans held by each Revolving Credit Lender (including each such Restatement Date Revolving Credit Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender's Commitment as of the Restatement Date.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Credit Loans and Term Loans.
(a)    Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the

Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Subject to Section 2.02(g), Revolving Credit Loans may be Base Rate Loans ~~or~~, Eurodollar Rate Loans or Term SOFR Loans, as further provided herein.
(b)    Term Loans.
(i)    Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make (or continue, as applicable) a single term loan in Dollars (each, a “Term A Loan”) to the Borrower on the Amendment No. 3 Effective Date in an amount not to exceed such Lender’s Term A Commitment. Each Term A Lender with outstanding Initial 2017 Term A Loans under the Existing Credit Agreement immediately prior to the effective time on the Amendment No. 3 Effective Date who elects to continue its Initial 2017 Term A Loans will be deemed to have converted its outstanding Initial 2017 Term A Loans as Term A Loans and in connection therewith agrees to continue all of its existing Initial 2017 Term A Loans outstanding on the Amendment No. 3 Effective Date as Term A Loans in a principal amount equal to the aggregate principal amount of such Term A Loans so continued as set forth on Schedule 2.01(b)(i) hereto opposite such Lender’s name under the caption “Term A Loans”. Each Person (other than a Term A Lender with outstanding Initial 2017 Term A Loans choosing to continue such Loans) who agrees to make Term A Loans to the Borrower on the Amendment No. 3 Effective Date shall make Term A Loans in a principal amount equal to the amount set forth on Schedule 2.01(b)(i) hereto opposite such Lender’s name under the caption “Term A Loans”. The aggregate principal amount of Term A Loans made (or continued, as applicable) by the Term A Lenders and outstanding as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01(b)(i) hereto. Amounts borrowed as a Term A Loan under this Agreement and repaid or prepaid may not be reborrowed. Subject to Section 2.02(g), Term A Loans may consist of Base Rate Loans, Eurodollar Rate Loans, Term SOFR Loans, or Quoted Rate Loans or, in the case of Base Rate Loans ~~and~~, Eurodollar Rate Loans and Term SOFR Loans only, a combination thereof, as further provided herein.
(ii)    Tranche A-1 Term Loans. Subject to the terms and conditions set forth herein, each Tranche A-1 Term Lender severally agrees to make (or continue, as applicable) a single term loan in Dollars (each, a “Tranche A-1 Term Loan”) to the Borrower on the Amendment No. 3 Effective Date in an amount not to exceed such Lender’s Tranche A-1 Term Loan Commitment. Each Tranche A-1 Term Lender with outstanding Initial 2017 Tranche A-1 Term Loans under the Existing Credit Agreement immediately prior to the effective time on the Amendment No. 3 Effective Date who elects to continue its Initial 2017 Tranche A-1 Term Loans will be deemed to have converted its outstanding Initial 2017 Tranche A-1 Term Loans as Tranche A-1 Term Loans and in connection therewith agrees to continue all of its existing Initial 2017 Tranche A-1 Term Loans outstanding on the Amendment No. 3 Effective Date as Tranche A-1 Term

Loans in a principal amount equal to the aggregate principal amount of such Tranche A-1 Term Loans so continued as set forth on Schedule 2.01(b)(ii) hereto opposite such Lender’s name under the caption “Tranche A-1 Term Loans”. Each Person (other than a Tranche A-1 Term Lender with outstanding Initial 2017 Tranche A-1 Term Loans choosing to continue such Loans) who agrees to make Tranche A-1 Term Loans to the Borrower on the Amendment No. 3 Effective Date shall make Tranche A-1 Term Loans in a principal amount equal to the amount set forth on Schedule 2.01(b)(ii) hereto opposite such Lender’s name under the caption “Tranche A-1 Term Loans”. The aggregate principal amount of Tranche A-1 Term Loans made (or continued, as applicable) by the Tranche A-1 Term Lenders and outstanding as of the Amendment No. 3 Effective Date is set forth on Schedule 2.01(b)(ii) hereto. Amounts borrowed as a Tranche A-1 Term Loan under this Agreement and repaid or prepaid may not be reborrowed. Subject to Section 2.02(g), Tranche A-1 Term Loans may consist of Base Rate Loans ~~or~~, Eurodollar Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.
(c)    Incremental Term Loans. Subject to Section 2.14, as set forth in any Increase Joinder or other Additional Credit Extension Amendment entered into pursuant to Section 2.14, each Incremental Term Loan Lender party thereto severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) in a single advance (or, in the case of a delayed draw or multiple draw Incremental Term Loan, in the number of advances provided for in the applicable Increase Joinder or Additional Credit Extension Amendment) to the Borrower in the amount of its respective Incremental Term Loan Commitment as set forth in such Increase Joinder or such other Additional Credit Extension Amendment. Amounts repaid on any Incremental Term Loan may not be reborrowed. Each Incremental Term Loan may be a Base Rate Loan, ~~Eurodollar Rate~~Term SOFR Loan or Quoted Rate Loan, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans or of any conversion of Term SOFR Loans or Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request ~~Eurodollar Rate~~Term SOFR Loans having an Interest Period other than one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Committed Borrowing of a Quoted Rate Loan or conversion of a Committed Loan under the Term A Facility from either a Eurodollar Rate Loan, Term SOFR Loan or Base Rate Loan to a

Quoted Rate Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. at least three Business Days prior to the proposed effective date of such Borrowing of, or conversion to, a Quoted Rate Loan. Each Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, or conversion to, a Quoted Rate Loan must apply to the entire outstanding principal balance of the Term A Loans. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a ~~Eurodollar Rate~~Term SOFR Loan.
(b)
(i)    Following receipt of a Committed Loan Notice for ~~Eurodollar Rate~~Term SOFR Loans or Base Rate Loans, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit

Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(ii)    Following receipt of a Committed Loan Notice for a Quoted Rate Loan, the Administrative Agent shall promptly notify each Term A Lender of the request for a Quoted Rate Loan and request that such Term A Lenders quote an applicable Quoted Rate and Quoted Rate Period for such requested Quoted Rate Loan. If 100% of the Term A Lenders agree upon a proposed Quoted Rate and Quoted Rate Period, as determined in each such Term A Lender’s sole discretion, and provide notice thereof to the Administrative Agent not later than 12:00 noon at least two Business Days prior to the first day of the requested Quoted Rate Period, the Administrative Agent shall notify the Borrower of the proposed Quoted Rate and Quoted Rate Period applicable to the requested Quoted Rate Loan. The Borrower may decline to accept a proposed Quote Rate and Quoted Rate Period quoted by the Term A Lenders by notifying the Administrative Agent not later than 12:00 noon at least one Business Day prior to the first day of the proposed Quoted Rate Period. If the Borrower declines to accept a proposed Quoted Rate and the Quoted Rate Period quoted by the Term A Lenders, or if less than 100% of the Term A Lenders provide notice to the Administrative Agent of their agreement to a proposed Quoted Rate and the Quoted Rate Period at least two Business Days prior to the first day of the proposed Quoted Rate Period, the requested Quoted Rate Loan shall automatically and without further request by the Borrower be continued as a ~~Eurodollar Rate~~Term SOFR Loan or Base Rate Loan, as applicable. Notwithstanding anything herein to the contrary, the Quoted Rate Period for a Quoted Rate Loan under the Term A Facility shall begin on a Business Day and shall end on the Maturity Date for the Term A Loans; provided, however, in no event shall the Quoted Rate Period be less than one (1) year.
(c)
(i)    Except as otherwise provided herein, a Eurodollar Rate Loan or Term SOFR Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan or Term SOFR Loan, as applicable. During the existence of any Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans with Interest Periods in excess of one month without the consent of the Required Lenders. During the existence of any Event of Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans without the consent of the Required Lenders.
(ii)    During the existence of any Default or Event of Default, no Term A Loans may be requested as, or converted to, Quoted Rate Loans without the consent of 100% of the Term A Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Term Loans. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect Revolving Credit Loans.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or any portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
(g)    Existing Eurodollar Rate Loans. Notwithstanding any other provision contained in this Agreement, at any time from and after the Amendment No. 6 Effective Date, (i) no Loan shall be made as, converted into or continued as a Eurodollar Rate Loan and (ii) each outstanding Existing Eurodollar Rate Loan shall continue to bear interest in accordance with Section 2.08(a)(i) until the last day of the current Interest Period applicable to each such Existing Eurodollar Rate Loan and on the last day of such Interest Period shall be automatically converted to a Term SOFR Loan; provided, that if the Borrower does not deliver a Committed Loan Notice in accordance with Section 2.02(a) for any Existing Eurodollar Rate Loans, such Existing Eurodollar Rate Loans shall be deemed to be converted into Term SOFR Loans with an Interest Period of one (1) month.
(h)    Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.03    Letters of Credit
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Amendment No. 3 Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in Canadian Dollars for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit

Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Amendment No. 3 Effective Date shall be subject to and governed by the terms and conditions hereof.
(ii)    The applicable L/C Issuer shall not issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Credit Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, (x) unless all the Revolving Credit Lenders and the L/C Issuer have approved such expiry date and (y) such Letter of Credit is Cash Collateralized on terms and pursuant to arrangements satisfactory to such L/C Issuer.
(iii)    The applicable L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
(D)    such Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars;
(E)    such Letter of Credit provides for automatic reinstatement of the stated amount after any drawing thereunder; or
(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    An L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to L/C Issuers.

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit

Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Canadian Dollars, the Borrower shall reimburse the applicable L/C Issuer in Canadian Dollars, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse such L/C Issuer for any amount drawn under any Letter of Credit,

interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii) then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by such L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)    any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity in the terms or form of such Letter of Credit or amendment, as the case may be, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to the Borrower for, and the applicable L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) in Dollars for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, so long as any Payment Default exists, upon the request of the Required Revolving Lenders all Letter of Credit Fees will accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit issued by the applicable L/C Issuer, at the rate separately agreed by the applicable L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit issued by the applicable L/C Issuer increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the applicable L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit issued by the applicable L/C Issuer, at the rate per annum in an amount separately agreed by the applicable L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)    Provisions Related to Letters of Credit in respect of Extended Revolving Credit Commitments. If the expiry date of any Letter of Credit occurs after the date that is seven days prior to the Maturity Date in respect of any Class of Revolving Credit Commitments (or, if such day is not a Business Day, the next preceding Business Day), then (i) if consented to by the applicable L/C Issuer, if another Class of Revolving Credit Commitments in respect of which the Maturity Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Revolving Credit Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated); (ii) the obligations of the Revolving Credit Lenders under the terminating Class to purchase participations in such Letters of Credit and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d) shall terminate on the Maturity Date for such Class; and (iii) to the extent not reallocated pursuant to immediately preceding subclause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.15. Upon the maturity date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the Borrower, without the consent of any other Person.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, may, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (B) the Revolving Credit Exposure of any Revolving Credit Lender (other than the Revolving Credit Lender acting as Swing Line Lender as described above) shall not exceed such Lender’s Revolving Credit Commitment; (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan; and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments.
(a)    Voluntary Prepayments of Loans.
(i)    Revolving Credit Loans and Term Loans. The Borrower may, upon notice to the Administrative Agent pursuant to the delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Credit Loans or any Class of Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, Term SOFR Loans or Quoted Rate ~~Loan~~Loans, as applicable and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans, Term SOFR Loans or Quoted Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans, Term SOFR Loans or Quoted Rate Loans are to be prepaid, the Interest Period(s) or Quoted Rate Period, as applicable, of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Appropriate Lender’s ratable portion of such prepayment (based on such Appropriate Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan, Term SOFR Loan or Quoted Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05, as applicable. Subject to Section 2.16, each such prepayment of the outstanding Term Loans of any Class pursuant to this Section 2.05(a) shall be applied to such Class as directed by the Borrower (and absent any such direction, in direct order of maturity of remaining amortization payments of such Class), and each prepayment of the outstanding Term Loans of any Class or the Revolving Credit Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Classes or Facilities, as applicable.
(ii)    Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender pursuant to the delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory Prepayments of Loans.
(i)    Revolving Credit Commitments. If for any reason the Total Revolving Credit Outstandings at any time exceed the Aggregate Credit Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and/or L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect.
(ii)    Recovery Events. Subject to Section 2.05(b)(vi) below, to the extent of Net Cash Proceeds received in connection with a Recovery Event which are in excess of $50,000,000 in the aggregate in any fiscal year and which are not applied to repair, replace or relocate damaged property or to purchase or acquire fixed or capital assets in replacement of the assets lost or destroyed within eighteen (18) months of the receipt of such Net Cash Proceeds (or in the case of a binding commitment in respect of an application within such eighteen (18) months, twenty-four (24) months of receipt of such Net Cash Proceeds), the Borrower shall prepay the Term Loans in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds by the fifth (5th) Business Day following receipt of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (viii) below); provided that if such Net Cash Proceeds have not been reinvested or committed to be reinvested within the time periods set forth above, the Borrower shall be required to prepay the Term Loans with such Net Cash Proceeds.
(iii)    Dispositions. Subject to Section 2.05(b)(vi) below, the Borrower shall prepay the Term Loans on the fifth (5th) Business Day following receipt of Net Cash Proceeds from a Disposition in reliance on Section 7.05(o) in an aggregate amount equal to one hundred percent (100%) of the amount that such Net Cash Proceeds exceed $50,000,000 in any fiscal year (such prepayment to be applied as set forth in clause (viii) below) (any such transaction or series of related transactions resulting in Net Cash Proceeds being a “Relevant Transaction”); provided that if (1) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in capital assets useful in the business of the Borrower or any Subsidiary within eighteen (18) months of the receipt of such proceeds and (2) no Default or Event of Default shall have occurred and be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not be required to be applied to prepay the Term Loans except to the extent such proceeds are not so reinvested within such eighteen (18) month period (or in the case of a binding commitment in respect of an application within such eighteen

(18) months, twenty-four (24) months of receipt of such Net Cash Proceeds); provided further, however, that any Net Cash Proceeds not subject to such binding commitment or so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(iii).
(iv)    Incurrence of Indebtedness. The Borrower shall prepay the Term Loans substantially concurrently following receipt of Net Cash Proceeds from any incurrence or issuance of Indebtedness (including, for purposes hereof, any debt instrument convertible into or exchangeable or exercisable for Equity Interests) by the Borrower or any of its Restricted Subsidiaries, other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03 (other than any Credit Agreement Refinancing Facilities and any Permitted External Refinancing Indebtedness) in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (viii) below).
(v)    [Reserved].
(vi)    Repatriation Considerations. Notwithstanding any other provisions of Sections 2.05(b)(ii) and 2.05(b)(iii), (i) to the extent that any of or all the Net Cash Proceeds of any Disposition with respect to any property or assets of Foreign Subsidiaries giving rise to a mandatory prepayment pursuant to this Section 2.05(b) are prohibited, delayed or restricted by applicable local Law, an amount equal to the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take commercially reasonable actions available under applicable local Law to permit such repatriation or a part thereof if full repatriation is not permitted) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all of the Net Cash Proceeds of any Disposition with respect to any property or assets of Foreign Subsidiaries to the jurisdiction of organization of the Borrower would have a material adverse Tax consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary; provided that, on or before the date on which such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments, as applicable, such Net Cash Proceeds shall, to the extent practicable, be applied to the repayment of Indebtedness of the applicable Foreign Subsidiary.
(vii)    [Reserved].
(viii)    Application of a Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:
(A)    With respect to all amounts prepaid pursuant to Section 2.05(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding

Revolving Credit Loans, and, third, to Cash Collateralize the remaining L/C Obligations; and
(B)    With respect to all amounts prepaid pursuant to Section 2.05(b)(ii), (iii), and (iv), except as otherwise set forth therein, ratably to the Term Loans and to the principal repayment installments therefor as directed by the Borrower (and absent any such direction, in direct order of maturity of remaining amortization payments).
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans ~~and~~, then to Eurodollar Rate Loans and then to Term SOFR Loans (in each case of Eurodollar Rate Loans and Term SOFR Loans, in direct order of Interest Period maturities). All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the unused Commitments of any Class or from time to time permanently reduce such Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.
(b)    Mandatory.
(i)    The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the Amendment No. 3 Effective Date upon the Borrowing of the Term A Loans on such date.
(ii)    The aggregate Tranche A-1 Term Loan Commitments shall be automatically and permanently reduced to zero on the Amendment No. 3 Effective Date upon the Borrowing of the Tranche A-1 Term Loans on such date.
(iii)    If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for each Revolving Credit Facility Class, the aggregate principal amount of all Revolving Credit Loans under such Revolving Credit Facility Class outstanding on such date.
(b)    Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Ling Loan is made and (ii) the Maturity Date for the Revolving Credit Facility in effect on the Amendment No. 3 Effective Date; provided with the written consent of the Swing Line Lender, the Maturity Date with respect to Swing Line Loans may be the then Latest Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).
(c)    Term A Loans, Tranche A-1 Term Loans.
(i)    Term A Loans. The Borrower shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding in equal quarterly installments on the last Business Day of each March, June, September and December, commencing June 30, 2021, in an amount equal to 0.25% of the aggregate principal amount of all Term A Loans outstanding, unless accelerated sooner pursuant to Section 8.02; provided that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.
(ii)    Tranche A-1 Term Loans. The Borrower shall repay to the Tranche A-1 Term Lenders the aggregate principal amount of all Tranche A-1 Term Loans outstanding in equal quarterly installments on the last Business Day of each March, June, September and December, commencing June 30, 2021, in an amount equal to 0.25% of the aggregate principal amount of all Tranche A-1 Term Loans outstanding, unless accelerated sooner pursuant to Section 8.02; provided that the final principal repayment installment of the Tranche A-1 Term Loans shall be repaid on the Maturity Date for the Tranche A-1 Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Tranche A-1 Term Loans outstanding on such date.
(d)    Other Term Loans. The Borrower shall repay the outstanding principal amount of each Class of Term Loans (other than the Term A Loans) in the installments on the dates and in the amounts set forth in the applicable Additional Credit Extension

Amendment (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 8.02.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of Term SOFR plus the Applicable Rate for such Facility; (iii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans for such Facility; (~~iii~~iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility; and (~~iv~~v) each Quoted Rate Loan under the Term A Facility shall bear interest on the outstanding principal amount thereof for the Quoted Rate Period at a rate per annum equal to the Quoted Rate for such Quoted Rate Period.
(b)    (i) If any Payment Default exists with respect to any amount of principal of any Loan, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any Payment Default exists with respect to any other amount (other than principal of any Loan) payable by the Borrower under any Loan Document, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    So long as any Payment Default exists, upon the request of the Required Lenders the principal amount of all outstanding amounts constituting Obligations hereunder (excluding (x) Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements and (y) other Obligations to the extent already subject to the Default Rate pursuant to clause (i) or (ii) above) shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Undrawn Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the average daily amount by which the Aggregate Revolving Credit Commitments exceeds the Total Revolving Credit Outstandings; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period for the Revolving Credit Facility (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period for the Revolving Credit Facility (and, if applicable, thereafter on demand). The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.
(b)    Other Fees. (i) The Borrower shall pay to each Arranger and the Administrative Agent for their own respective account fees in the amounts and at the times specified in the ~~BoA~~BofA Fee Letter, the CoBank Fee Letter, the Amendment No. 1 Fee Letter, the Amendment No. 3 Fee Letter and/or the Amendment No. 3 CoBank Fee Letter, as applicable. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to ~~the Eurodollar Rate~~Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of ~~Eurodollar Rate~~Term SOFR Loans or Quoted Rate ~~Loan~~Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the relevant Loans (without duplication of any interest paid in accordance with Section 2.08). If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuers, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14    Increase in Commitments.
(a)    Request for Increase. The Borrower may by written notice to the Administrative Agent (which notice shall be provided at least ten (10) Business Days (or such shorter period as consented to by the Administrative Agent) prior to the effectiveness of any Incremental Commitment) elect to request (x) prior to the Maturity Date for the Revolving Credit Facility, an increase to the existing Revolving Credit Commitments (each, an “Incremental Revolving Credit Commitment”) and/or (y) prior to the Latest Maturity Date then in effect, the establishment of one or more new term loan commitments for an additional Class of term loans or as an increase to an existing Class of Term Loans (each, an “Incremental Term Commitment”), by an aggregate amount, when taken together with all Incremental Equivalent Debt, not in excess of the Incremental Cap. Each such increase in existing commitments or establishment of new commitments constituting Incremental Commitments shall be in a minimum amount of $25,000,000. The Borrower may elect to seek Incremental Commitments from Lenders (provided no Lender shall be obligated to provide any Incremental Commitment and any Lender may elect to provide or decline to provide any Incremental Commitment in its sole discretion) or other Eligible Assignees reasonably acceptable to the Administrative Agent. In order to provide an Incremental Commitment, each party that provides an Incremental Commitment (which party must be consented to by the Borrower and to the extent such party is not then a Lender, the Administrative Agent) shall execute and deliver to the Administrative Agent a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (the “Increase Joinder”). Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14.
(b)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Increase Effective Date.
(c)    Conditions to Effectiveness of Incremental Commitments. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan

Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the requirements set forth in Section 2.14(e)(viii) and Section 2.14(e)(ix) have been satisfied and (B) the Borrower is in compliance with Section 7.12 on a Pro Forma Basis after giving effect to such Incremental Commitments (giving effect to the full incurrence of Loans pursuant to all such Incremental Commitments and, to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith), as of the end of the most recently ended Test Period for which there are Available Financing Statements; provided that, for purposes of any Limited Condition Transaction, any Pro Forma Basis calculation and other conditions set forth in this clause (c) shall be subject to Section 1.09 and in the event of any inconsistency between Section 1.09 and this clause (c), Section 1.09 shall control. In addition, the effectiveness of any Increase Joinder or Additional Credit Extension Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents, consistent in all material respects with those delivered on the Restatement Date under Section 4.01 (and in the case of such supplements or amendments to the Collateral Documents, consistent in all material respects with those delivered on the Amendment No. 3 Effective Date) and otherwise in form and substance satisfactory to the Administrative Agent.
(d)    Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Credit Commitments, then, on such Increase Effective Date, (i) each relevant Revolving Credit Lender that is increasing its Revolving Credit Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Revolving Credit Lenders, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other relevant Revolving Credit Lenders, the outstanding Revolving Credit Loans (and risk participations in outstanding Swing Line Loans and Letter of Credit Exposure) to be held ratably by all Revolving Credit Lenders in accordance with their respective revised Applicable Revolving Credit Percentages, (ii) the Borrower shall be deemed to have prepaid and reborrowed the outstanding Revolving Credit Loans as of such Increase Effective Date to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section 2.14, (iii) the Borrower shall pay to the relevant Revolving Credit Lenders the amounts, if any, required pursuant to Section 3.05 as a result of such prepayment and (iv) unfunded risk participations in outstanding Swing Line Loans and Letter of Credit Exposure (excluding risk participations that the applicable Lender failed to fund in accordance with this Agreement) shall be reallocated by the Administrative Agent to be held ratably by all Revolving Credit Lenders in accordance with their revised Applicable Revolving Credit Percentages.
(e)    Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:
(i)    the terms and provisions of Revolving Credit Loans made pursuant to new Commitments shall be identical to the Revolving Credit Loans;

(ii)    the scheduled principal amortization payments under each Incremental Term Loan shall be as set forth in the related Increase Joinder; provided that the Weighted Average Life to Maturity of any Incremental Term Loan incurred after the Amendment No. 3 Effective Date shall be no shorter than the then longest remaining Weighted Average Life to Maturity of the then-existing Tranche A-1 Term Loans, calculated as of the date of making such Incremental Term Loan; provided further, in the event no Tranche A-1 Term Loans remain outstanding hereunder, the Weighted Average Life to Maturity of any Incremental Term Loan incurred shall be no shorter than the then longest remaining Weighted Average Life to Maturity of the then-existing Term Loans, calculated as of the date of making such Incremental Term Loan;
(iii)    the maturity date of each Incremental Term Loan shall be as set forth in the Increase Joinder; provided that the maturity date of any Incremental Term Loan incurred after the Amendment No. 3 Effective Date shall be no shorter than the Latest Term Loan Maturity Date of Tranche A-1 Term Loans, as of the date of such Increase Joinder and calculated as of the date of making such Incremental Term Loan; provided further, in the event no Tranche A-1 Term Loans remain outstanding hereunder, the maturity date of any Incremental Term Loan shall be no shorter than the Latest Term Loan Maturity Date, as of the date of such Increase Joinder and calculated as of the date of making such Incremental Term Loan;
(iv)    the fees and amortization schedule applicable to Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans and set forth in the related Increase Joinder;
(v)    any Incremental Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder (whether by acceleration or otherwise), as specified in the Increase Joinder;
(vi)    such Incremental Facilities shall be secured on a pari passu basis with respect to the Loans outstanding as of (or made on) the Increase Effective Date;
(vii)    all other terms of the Incremental Term Loans shall be determined by the Borrower and the Incremental Term Lenders and set forth in the applicable Increase Joinder; provided that to the extent such terms and documentation are not the same as the Tranche A-1 Facility (other than, in each case, pricing, amortization, maturity, or participation in voluntary or mandatory prepayments), they shall be reasonably acceptable to the Administrative Agent (except for covenants and events of default applicable only to periods after the Latest Maturity Date in effect at the time the applicable Increase Joinder is entered into);
(viii)    it shall be a condition to such Incremental Commitments on the Increase Effective Date and on the date of Borrowing that no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments or Borrowing, as applicable; provided that, in the event that the proceeds of Borrowings under such

Incremental Commitments will be used to finance a Limited Condition Transaction and to the extent the Lenders providing such Incremental Commitments agree, this clause (viii) may be limited to the absence of a Payment Default and the absence of a Bankruptcy Default except in the case of conditions to Borrowing a Revolving Credit Loan;
(ix)    it shall be a condition to such Incremental Commitments that the representations and warranties set forth in Article V and in each other Loan Document shall be true and correct in all material respects on the Increase Effective Date and on the date of such Borrowing (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any such representation or warranty, such representation or warranty shall be required to be true and correct in all respects) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any such representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 (provided that, in the event that the proceeds of Borrowings under such Incremental Commitments will be used to finance a Limited Condition Transaction and to the extent the Lenders providing such Incremental Commitments agree, this clause (ix) may be limited to Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.03, 5.04, 5.14, 5.17 (determined as of the Increase Effective Date and giving effect to the Incremental Commitments and use of proceeds thereof), and 5.18 and those representations included in the acquisition agreement related to such Limited Condition Transaction that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations or the failure of those representations to be accurate, except, in the case, of conditions to Borrowing a Revolving Credit Loan);
(x)    no Incremental Facility requested by the Borrower may have any mandatory prepayment provisions payable solely to the lenders thereunder, including, without limitation, a mandatory prepayment related to excess cash flow; and
(xi)    Schedule 2.01 shall be deemed revised to reflect the commitments and commitment percentages of the Incremental Term Loan Lenders as set forth in the Increase Joinder or other Additional Credit Extension Amendment.
(f)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the Liens created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that (i) the Lien and security interests granted by the Collateral Documents continue to secure all Obligations and continue to be perfected under the UCC or otherwise after giving effect to the establishment of any Incremental Commitments or the funding of Loans thereunder and (ii) the Loans to be funded under any Incremental Commitments and any other Obligations related to any Incremental Commitments or Loans funded thereunder are subject to and benefit from the Guaranty.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
2.15    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (iii) if required pursuant to Section 2.03(l), the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(iv))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. Such Defaulting Lender (x) shall be limited in its right to receive any commitment fee as provided in Section 2.09(a) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans pursuant to this Agreement shall not at any time exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Defaulting Lender no longer is a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), together with any payments reasonably determined by the Administrative Agent to be necessary to compensate the non-Defaulting Lenders for any loss, cost or expense of the type described in Section 3.05 (all of which purchases are hereby consented to by the Borrower and each Lender) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.17    Extensions of Term Loans and Revolving Credit Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Term Lenders of any Class of Term Loans or all Revolving Credit Lenders of any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, it being understood that an Extension may be in the form of an increase in the amount of any other then outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied:
(i)    no Default or Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the Lenders, and no Default or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Term Loans (as defined below) or Extended Revolving Credit Commitments, as applicable;
(ii)    except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related Revolving Credit Exposure, shall be a Revolving Credit Commitment (or related Revolving Credit Exposure, as the case may be) with the same terms as the original Class of Revolving Credit Commitments (and related Revolving Credit Exposure); provided that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than two different maturity dates;
(iii)    after giving effect to any Extended Revolving Credit Commitment, all borrowings under the Revolving Credit Commitments, all participations in Letters of Credit and all borrowings under Swing Line Loans and all repayments thereunder shall be made on a pro rata basis among all Revolving Credit Commitments (including any such extended Revolving Credit Commitments); provided that (A) any payments of interest and fees may be at different rates applicable to such Class of Revolving Credit Commitments, (B) repayments may be made with respect to any Class of Revolving Credit Commitments on the applicable Maturity Date of such Class of Revolving Credit Commitments, without making repayments of any later maturing Class of Revolving Credit Commitments, (C) if any Class of Revolving Credit Commitments has a Maturity Date in advance of all other Classes of Revolving Credit Commitments, such Class of Revolving Credit Commitments may be terminated in full, with all Loans thereunder being prepaid in a manner that is not pro rata with other Revolving Credit Commitments, (D) with the consent of the L/C Issuers, the Letter of Credit Expiration Date may be extended to a date no later than seven (7) Business Days prior to the Maturity Date of the Extended Revolving Credit Commitments and (E) if any Class of Revolving Credit Commitments is terminated, participations in Letters of Credit which have not been drawn and in Swing Line Loans which are not then due shall be reallocated to the Lenders holding Extended Revolving Credit Commitments pursuant to procedures designated by the Administrative Agent and so long as after giving effect to such reallocation the Revolving Credit Exposure of any Lender does not exceed such Lender’s Revolving Credit Commitments;
(iv)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest Term Maturity Date or, to the extent all other then outstanding Classes of Term Loans are later prepaid, the period after such prepayment);
(v)    the final maturity date of any Extended Term Loans shall be no earlier than the final maturity date of the Class of Term Loans subject to such Extension Offer and the amortization schedule applicable to Term Loans pursuant to Section 2.07 for periods prior to such final maturity date of the Term Loans subject to such Extension Offer may not be increased;
(vi)    the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;
(vii)    any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Extension Offer;
(viii)    if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Credit

Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments of such Class, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer;
(ix)    the establishment of any Extended Revolving Credit Commitments shall replace the Revolving Credit Commitments of the Lenders providing Extended Revolving Credit Commitments to the extent of such Extended Revolving Credit Commitments;
(x)    all documentation in respect of such Extension shall be consistent with the foregoing and otherwise acceptable to the Administrative Agent; and
(xi)    any applicable minimum extension condition required by the Borrower shall be satisfied unless waived by the Borrower.
(b)    With respect to all Extensions consummated by the Borrower pursuant to Section 2.17(a), (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) there shall be not more than five (5) Classes of Extended Term Loans outstanding at any time. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.17 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.17.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (ii) with respect to any Extension of any Class of Revolving Credit Commitments, the consent of the L/C Issuer and Swing Line Lender (if such L/C Issuer or Swing Line Lender is being requested to issue letters of credit or make swing line loans with respect to the Class of Extended Revolving Credit Commitments). The Lenders hereby irrevocably authorize the Administrative Agent to enter into an Additional Credit Extension Amendment to this Agreement and the other Loan Documents with the Borrower and the other applicable Loan Parties as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.17.

(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17.
(e)    This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary. Notwithstanding any language to the contrary, no Lender’s Commitments may be extended without such Lender’s consent and any such decision whether to extend its Term Loan or Revolving Credit Commitment shall be in such Lender’s sole and absolute discretion.
2.18    Refinancing Facilities
(a)    The Borrower may, by written notice to the Administrative Agent from time to time, request (x) Replacement Revolving Credit Commitments to replace all or a portion of any existing Class of Revolving Credit Commitments (the “Replaced Revolving Credit Commitments”) in an aggregate amount not to exceed the aggregate amount of the Replaced Revolving Credit Commitments plus any accrued interest, fees, costs and expenses related thereto and (y) Refinancing Term Loans to refinance all or a portion of any existing Class of Term Loans (the “Refinanced Term Loans”; Refinanced Term Loans and Replaced Revolving Credit Commitments referred to collectively herein as “Credit Agreement Refinanced Indebtedness”) in an aggregate principal amount not to exceed the aggregate principal amount of the Refinanced Term Loans plus any accrued interest, fees, costs and expenses related thereto (including any original issue discount or upfront fees). Such notice shall set forth (i) the amount of the applicable Credit Agreement Refinancing Facility (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or, in each case, if less, the entire outstanding amount of the Class of Loans or Commitments being refinanced or replaced), (ii) the date on which the applicable Credit Agreement Refinancing Facility is to become effective (which shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)) and (iii) whether such Credit Agreement Refinancing Facilities are Replacement Revolving Credit Commitments or Refinanced Term Loans. The Borrower may seek Credit Agreement Refinancing Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Eligible Assignee.
(b)    It shall be a condition precedent to the effectiveness of any Credit Agreement Refinancing Facility and the incurrence of any Refinanced Term Loans that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Credit Agreement Refinancing Facility or the incurrence of such Refinanced Term Loans, as applicable, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any such representation or warranty, such representation or warranty shall be required to be true and correct in all respects) on and as of the date such Credit Agreement Refinancing Facility becomes effective and the Refinanced Term Loans are made, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any such representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; (iii) the terms of the Credit Agreement Refinancing Facility shall comply with Section 2.18(c); and (iv) (x) substantially concurrently with the incurrence of any such Refinancing Term Loans, 100% of the proceeds thereof shall be applied to repay the Refinanced Term Loans (including accrued interest, fees and premiums (if any) payable in connection therewith) and (y) substantially concurrently with the effectiveness of such Replacement Revolving Credit Commitments, all or an equivalent portion of the Revolving Credit Commitments in effect immediately prior to such effectiveness shall be terminated, and all or an equivalent portion of the Revolving Credit Loans then outstanding, together with interest thereon and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid.
(c)    The terms of any Credit Agreement Refinancing Facility shall be determined by the Borrower and the applicable Credit Agreement Refinancing Facility Lenders and set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Refinancing Term Loans or Replacement Revolving Credit Commitments shall not be earlier than the Maturity Date for the refinanced Loans, (ii) (x) there shall be no scheduled amortization of the Replacement Revolving Credit Commitments and (y) the Weighted Average Life to Maturity of the Refinancing Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Term Loans, (iii) the Credit Agreement Refinancing Facilities will rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and shall benefit from the Guaranty on the same basis as the Revolving Credit Loans and the Term Loans, (iv) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to the Credit Agreement Refinancing Facilities shall be determined by the Borrower and the applicable Credit Agreement Refinancing Facility Lenders, (v) such Credit Agreement Refinancing Facilities shall not be incurred or guaranteed by any Person other than the Borrower and the Guarantors, respectively, and (vi) the other terms and conditions of such Credit Agreement Refinancing Facilities (excluding any amortization, collateral, pricing, fees, rate floors, discounts, premiums and optional prepayment terms) are substantially similar to, or not materially more favorable to the Credit Agreement Refinancing Lenders than the terms and conditions, taken as a whole, applicable to the Credit Agreement Refinancing Indebtedness (other than covenants or other provisions solely applicable to periods after the Latest Maturity Date then in effect for the Credit Agreement Refinanced Indebtedness).
(d)    In connection with any Credit Agreement Refinancing Facility pursuant to this Section 2.18, the Borrower, the Administrative Agent and each applicable Credit Agreement Refinancing Facility Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Credit Agreement Refinancing Facilities, including, without limitation, legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Collateral Documents, consistent in all material respects with those delivered on the Restatement Date under Section 4.01 and otherwise in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Credit Extension Amendment. Notwithstanding Section 10.01, any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, including any amendments necessary to establish the applicable Credit Agreement Refinancing Facility as a new Class of Term Loans or Revolving Credit Commitments (as applicable) and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such Classes (including to preserve the pro rata treatment of the refinanced and non-refinanced Classes and to provide for the reallocation of participation in outstanding Letters of Credit and Swingline Loans upon the expiration or termination of the commitments under any Class), in each case on terms consistent with this Section 2.18. Upon effectiveness of any Replacement Revolving Credit Commitments pursuant to this Section 2.18, each Revolving Credit Lender with a Revolving Credit Commitment immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Replacement Revolving Lender, and each such Replacement Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such existing Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swingline Loans held by each Revolving Credit Lender (including each such Replacement Revolving Lender) will equal its Aggregate Percentage of Revolving Credit Loans. If, on the date of such effectiveness, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall upon the effectiveness of such Replacement Revolving Credit Commitment be prepaid from the proceeds of additional Revolving Credit Loans made hereunder so that Revolving Credit Loans are thereafter held by the Revolving Credit Lenders (including each Replacement Revolving Lender) according to their Applicable Revolving Credit Percentage, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Revolving Credit Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(e)    After giving effect to any Replacement Revolving Credit Commitments, all borrowings under the Revolving Credit Commitments, all participations in Letters of Credit and all borrowings under Swing Line Loans and all repayments thereunder shall be made on a pro rata basis among all Revolving Credit Commitments (including any such Replaced Revolving Credit Commitments); provided that (A) any payments of interest and fees may be at different rates applicable to such Class of Revolving Credit Commitments, (B) repayments may be made with respect to any Class of Revolving Credit Commitments on the applicable Maturity Date of such Class of Revolving Credit Commitments, without making repayments of any later maturing Class of Revolving Credit Commitments, (C) if any Class of Revolving Credit Commitments has a Maturity Date in advance of all other Classes of Revolving Credit Commitments, such Class of Revolving Credit Commitments may be terminated in full, with all Loans thereunder being prepaid in a manner that is not pro rata with other Revolving Credit Commitments, (D) with the consent of the L/C Issuers, the Letter of Credit Expiration Date may be extended to a date no later than seven (7) Business Days prior to the Maturity Date of the Replacement Revolving Credit Commitments and (E) if any Class of Revolving Credit Commitments is terminated, participations in Letters of Credit which have not been drawn and in Swing Line Loans which are not then due, such participations may be reallocated to the Lenders holding Replacement Revolving Credit Commitments pursuant to procedures designated by the Administrative Agent and so long as after giving effect to such reallocation the Revolving Credit Exposure of any Lender does not exceed such Lender’s Revolving Credit Commitments.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Withholding Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Withholding Agent.
(ii)    If any Withholding Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) such Withholding Agent shall withhold or make such deductions, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)    Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, each of the Loan Parties shall, and does hereby, jointly and severally, indemnify the Administrative Agent, each Lender and the L/C Issuers, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Loan Party or the Administrative Agent or paid by the Administrative Agent, such Lender or the applicable L/C Issuer, as the case may be, as a result of its Commitment, any Loans made by it hereunder, any Letter of Credit issued hereunder, any participation in any of the foregoing, or otherwise arising in any manner in connection with any Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each of the Loan Parties shall also, and does hereby, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the applicable L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the reasonable fees, charges and disbursements of any counsel for the Loan Parties or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Indemnified Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)    Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed originals of Internal Revenue Service Form W-8ECI,
(III)    executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or
(V)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(C)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.
(iv)    For purposes of determining withholding Taxes imposed under FATCA from and after the Restatement Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon SOFR, Term SOFR or the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue ~~Eurodollar Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurodollar Rate~~Term SOFR Loans or Quoted Rate Loans, as the case may be, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans, Term SOFR Loans or Quoted Rate Loans, as the case may be, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or Term SOFR Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, Term SOFR, the Eurodollar Rate or the Quoted Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, Term SOFR, the Eurodollar Rate or the Quoted Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03    Inability to Determine Rates; Replacement of Term SOFR or Successor Rate.
(~~d~~a)    Inability to Determine Rate.
(i)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (y) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.
(ii)    Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (y) of this Section 3.03(a)(ii), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
(iii)    Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period.
(~~a~~b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining ~~LIBOR for any Interest Period hereunder or any other tenors of LIBOR~~one month, three month and six month interest periods of Term SOFR, including, without limitation, because the ~~LIBOR~~Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    ~~the~~CME or any successor administrator of the ~~LIBOR~~Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR or the LIBOR~~one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of ~~loans,~~U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide ~~LIBOR~~such interest periods of Term SOFR after such specific date (~~such specific date~~the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); ~~or~~
~~(iii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or~~
~~(iv)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~
then, ~~in the case of clauses (i)-(iii) above,~~ on a date and time determined by the Administrative Agent (any such date, the “~~LIBOR~~Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant ~~interest payment date~~Interest Payment Date, as applicable, for interest calculated ~~and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above~~ and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, ~~LIBOR~~Term SOFR will be replaced hereunder and under any Loan Document with~~, subject to the proviso below, the first available alternative set forth in the order below~~ Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “~~LIBOR~~ Successor Rate~~”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”~~)~~:~~.
~~(x)    Term SOFR plus the Related Adjustment; and~~
~~(y)     SOFR plus the Related Adjustment;~~
~~and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~
~~The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.~~

~~Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
~~Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than zero, the LIBOR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~
~~In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.~~
~~If the events or circumstances of the type described in Section 3.03(a)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~
~~(b)~~    Notwithstanding anything to the contrary herein, (~~i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(a)(i)-(iii), as applicable,~~A) if the Administrative Agent determines that ~~none of the LIBOR Successor Rates is~~Daily Simple SOFR is not available on or prior to the ~~LIBOR~~Term SOFR Replacement Date, or (~~ii~~B) if ~~the events or circumstances described in Section 3.03(a)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if~~ the events or circumstances of the type described in Section 3.03(~~a~~b)(i)~~-~~ or Section 3.03(~~iii~~b)(ii) have occurred with respect to the ~~LIBOR~~ Successor Rate then in effect ~~and the Administrative Agent determines that none of the LIBOR Successor Rates is available~~, then, in each case, the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing ~~LIBOR~~Term SOFR or any then current ~~LIBOR~~ Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant ~~interest payment date~~Interest Payment Date or payment period for interest calculated, as applicable, with ~~another alternate~~an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated ~~syndicated~~ credit facilities syndicated and agented in the United States for such alternative ~~benchmarks~~benchmark. and, in each case, including any ~~Related Adjustments and any other~~ mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated ~~syndicated~~ credit facilities syndicated and agented in the United States for such ~~benchmarks~~benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a ~~LIBOR~~ “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.
For purposes of this Section 3.03(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
~~If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (a) or (b) of this Section 3.03 and the circumstances under clauses (a)(i) or (a)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (a) or (b). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.~~
(c)    Conforming Changes. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
3.04    Increased Costs; Reserves ~~on Eurodollar Rate Loans~~.
~~.~~
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the applicable L/C Issuer;
(ii)    subject any Lender, any L/C Issuer or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes that, in each case, are imposed as a result of a present or former connection between such Lender, such L/C Issuer or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender, such L/C Issuer or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, or other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market or any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurodollar Rate~~ Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves ~~on Eurodollar Rate Loans~~. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including ~~Eurocurrency~~eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan, each Term SOFR Loan and each Base Rate Loan that bears interest at the rate set forth in clause (c) of the definition thereof equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan~~,~~; provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period or Quoted Rate Period, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan, Term SOFR Loan or a Quoted Rate Loan on a day other than the last day of the Interest Period or Quoted Rate Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, (x) each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded~~.~~ and (y) each Lender shall be deemed to have funded each Term SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing in the market for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The effectiveness of the amendment and restatement of the Existing Credit Agreement as set forth herein and the obligations of the Lenders to make Loans on the Restatement Date are each subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Restatement Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)    executed counterparts of this Agreement from the Borrower, the Administrative Agent and each Lender;
(ii)    executed counterparts of the Reaffirmation Agreement from each Guarantor;
(iii)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(iv)    such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(v)    such documents and certifications as the Administrative Agent may reasonably require and as are customary for transactions of this type to evidence that each Loan Party is duly organized or formed, validly existing, and in good standing in its jurisdiction of organization;
(vi)    a favorable opinion of (A) Winston & Strawn LLP, counsel to the Loan Parties, (B) Foley & Lardner LLP, Wisconsin counsel to the Loan Parties, (C) Fredrickson & Byron, P.A., Minnesota counsel to the Loan Parties, (D) Troutman Sanders LLP, Georgia counsel to the Loan Parties, and (E) Bryan Cave LLP, Missouri counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as are customary for financings of this type;
(vii)    an officer’s certificate prepared by the chief financial officer of the Borrower in the form of Exhibit H hereto certifying that the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions, are Solvent;
(viii)    a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied; and
(ix)    an initial Request for Credit Extension with respect to the Credit Extensions to be made on the Restatement Date in accordance with the requirements hereof.
(b)    All accrued costs, fees and expenses (including reasonable and documented legal fees and expenses and the fees and expenses of any other advisors) and other compensation payable to the Administrative Agent, the Arrangers or any Lender required to be paid on the Restatement Date pursuant to the BofA Fee Letter and/or the CoBank Fee Letter, in each case, to the extent invoiced at least two (2) Business Days prior to the Restatement Date (or such later date as the Borrower may reasonably agree), shall have been paid.

(c)    The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05(a) and (b), each in form and substance reasonably satisfactory to each of them.
(d)    There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
(e)    The Administrative Agent shall have received, at least three (3) Business Days prior to the Restatement Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent any such information or documentation was requested by the Lenders at least ten (10) days prior to the Restatement Date.
(f)    The Administrative Agent shall have received results of recent customary UCC lien searches with respect to the Borrower and the other Loan Parties in their applicable jurisdictions of organization, and such searches shall reveal no Liens on any of the assets of such parties except for Liens permitted by Section 7.01 or discharged on or prior to the Restatement Date pursuant to documentation satisfactory to the Administrative Agent.
(g)    Since December 31, 2016, there has not occurred any event or circumstance that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. Subject to the limitations in Section 2.14 and the applicable Increase Joinder, the obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) on and after the Restatement Date is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be required to be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any Lien under (other than Liens permitted by clause (a) of Section 7.01), or require any payment to be made under any material Contractual Obligation to which such Person is a party or affecting such Person or its properties or any of its Restricted Subsidiaries; (c) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (d) violate any Law in any material respect. Each Loan Party and each Restricted Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b), except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document to which it is a party except such approvals, consents, exemptions, authorizations or other actions as have been made or obtained, as applicable, and are in full force and effect.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally or by general principles of equity.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(c)    Since the date of the Audited Financial Statements for the fiscal year ending December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower overtly threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, in each case in any material respect, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.08    Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good and marketable title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09    Environmental Compliance. The Borrower and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
5.11    Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement, other than tax sharing agreements among Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except as could not reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or will be filed within the applicable remedial application period and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except as could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to the Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to the Pension Funding Rules has been made with respect to any Plan, except as could not reasonably be expected to result in a Material Adverse Effect.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as could not reasonably be expected to result in a Material Adverse Effect, (i) with respect to all Multiemployer Plans, no ERISA Event has occurred or is reasonably expected to occur; (ii) with respect to all Plans other than Multiemployer Plans, no ERISA Event has occurred or is reasonably expected to occur; (iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Borrower nor any ERISA Affiliate reasonably expects to incur any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Borrower nor any ERISA Affiliate reasonably expects to incur any liability (and, to the best knowledge of the Borrower, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
5.13    Subsidiaries; Equity Interests. As of the Amendment No. 3 Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Borrower in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens (other than Liens permitted by Section 7.01 (other than clauses (o) and (bb) thereof)). As of the Amendment No. 3 Effective Date, the Borrower has no other equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13 and those permitted by Section 7.02(w).
5.14    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. (a) The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    As of the Amendment No. 3 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.16    Compliance with Laws. Each of the Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.17    Solvency. As of the Amendment No. 3 Effective Date, after giving effect to the Credit Extensions to be made on the Amendment No. 3 Effective Date, each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.
5.18    Anti-Terrorism Laws.
(a)    No Loan Party nor any Restricted Subsidiary of a Loan Party, nor any director or officer of any Loan Party, or, to the knowledge of any Loan Party, any agent, employee, Affiliate of, or other Persons associated with or acting on behalf of the Borrower or any of its Restricted Subsidiaries is a Sanctioned Person. No Loan, nor the proceeds from any Loan or any other Credit Extension, has been used or will be used, directly or indirectly, to lend, contribute, provide or otherwise be made available to fund any activity or business of any Sanctioned Person, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions.
(b)    None of the Borrower, any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate of, or other Person associated with or acting on behalf of the Borrower or any of its Restricted Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any other applicable Anti-Corruption Law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(c)    No part of the proceeds of the Credit Extensions will be used, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Anti-Corruption Law; or (ii) to fund any activities or business of or with any Person, or in a country or territory, that, at the time of such funding, is, or whose government is, a Sanctioned Person or a Sanctioned Country.
(d)    To the extent applicable, each of the Borrower and its Restricted Subsidiaries is in compliance, in all material respects, with (i) Sanctions, (ii) the Patriot Act and (iii) Anti-Corruption Laws.
5.19    Security Agreement; Pledge Agreement.
(a)    The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the “secured obligations” identified therein, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when UCC financing statements (or other appropriate notices) in appropriate form are duly filed at the locations identified in the Security Agreement, the Security Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (to the extent such Liens may be perfected by the filing of a financing statement or other appropriate notice), in each case prior and superior in right to any other Lien (other than Liens permitted under Section 7.01).
(b)    The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the “secured obligations” identified therein, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law). The Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in the Collateral identified therein, in each case prior and superior in right to any other Lien (other than Liens arising by operation of law and Liens permitted by Section 7.01) (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Administrative Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor.
5.20    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Guaranteed Cash Management Agreements or Guaranteed Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable (it being agreed that any “Big Four” accounting firm shall be deemed to be acceptable) to the Required Lenders (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for any such qualification pertaining to the maturity of any Facility or any Incremental Equivalent Debt occurring within twelve (12) months of the relevant audit or any breach or anticipated breach of the financial covenant in Section 7.12) or with respect to the absence of material misstatement; and
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2018) (or if earlier within 10 days after the date required to be filed with the SEC (without giving effect to extensions)), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or e-mail and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(d)    promptly, (i) such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws, including, without limitation, the Beneficial Ownership Regulation, and any policy or procedural implemented by the Administrative Agent or such Lender to comply therewith.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
6.03    Notices. Promptly notify the Administrative Agent and each Lender:
(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event other than those disclosed on Schedule 6.03(c);
(d)    of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary; and
(e)    of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), (ii) occurrence of any Disposition of Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii) or (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv).
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Taxes. Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary.
6.05    Preservation of Existence, Etc.
(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall, no later than 30 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may reasonably agree in its sole discretion), (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as (x) additional insured on behalf of the Secured Parties (in the case of liability insurance) or (y) loss payee (in the case of property insurance), as applicable and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that (i) so long as no Event of Default exists, inspections pursuant to this Section 6.10 shall be limited to no more than once per calendar year, and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time during normal business hours, as often as may be desired and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions made (a) on the Amendment No. 3 Effective Date, (x) to repay any lenders under the Existing Credit Agreement with Initial 2017 Term A Loans and/or Initial 2017 Tranche A-1 Term Loans outstanding immediately prior to the effective time of the Amendment No. 3 Effective Date who elect not to continue and convert all or any portion of their Initial 2017 Term A Loans and/or Initial 2017 Tranche A-1 Term Loans, as the case may be, and (y) to redeem the outstanding principal amount of the 2024 Notes no later than April 1, 2021 (or such later time as agreed by the Administrative Agent in its sole discretion), and (b) following the Amendment No. 3 Effective Date, for working capital and other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document.
6.12    Anti-Corruption Laws and Sanctions. Each Loan Party will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.13    Farm Credit Equities. (a) So long as a Farm Credit Lender is a Lender or Voting Participant hereunder, the Borrower will acquire equity in such Farm Credit Lender in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s bylaws and capital plan or similar documents (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in such Farm Credit Lender in connection with the portion of the Loans made by such Farm Credit Lender may not exceed the maximum amount permitted by the applicable bylaws, capital plan and related documents (x) at the time this Agreement is entered into or (y) in the case of a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of participation, at the time of the closing of the related assignment or sale of participation. The Borrower acknowledges receipt of documents from each Farm Credit Lender that describe the nature of the Borrower’s stock and other equities in such Farm Credit Lender acquired in connection with its patronage loan from such Farm Credit Lender (the “Farm Credit Equities”) as well as applicable capitalization requirements, and agrees to be bound by the terms thereof.
(b)    Each party hereto acknowledges that each Farm Credit Lender’s bylaws, capital plan and similar documents (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with such Farm Credit Lender, (y) the Borrower’s eligibility for patronage distributions from such Farm Credit Lender (in the form of Farm Credit Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis (and/or to a Lender that pays no patronage or pays patronage that is lower than the patronage paid by the transferring Farm Credit Lender) in accordance with Section 10.06.
(c)    Each party hereto acknowledges that each Farm Credit Lender has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities of such Farm Credit Lender that the Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Lender’s sole and exclusive benefit. The Farm Credit Equities of a particular Farm Credit Lender shall not constitute security for the Obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities of a Farm Credit Lender or on patronage accrued by such Farm Credit Lender for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the obligations hereunder except that, in the event of an Event of Default that has occurred and is continuing, a Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity, made with respect to the Farm Credit Equities of such Farm Credit Lender, to amounts owed to such Farm Credit Lender under this Agreement whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. No Farm Credit Lender shall have an obligation to retire the Farm Credit Equities of such Farm Credit Lender upon any Default, either for application to the Obligations or otherwise.
6.14    Collateral Matters; Guaranty. Subject to the terms of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, the Borrower will, and will cause each Loan Party to, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)    Upon (i) the formation or acquisition after the Amendment No. 3 Effective Date of any Restricted Subsidiary that is a Material Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Material Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Excluded Subsidiary (in each case of clauses (i) through (iv) above, including as a result of a Division), on or before the date that is thirty (30) days after the relevant formation, acquisition, designation or cessation occurred (or such longer period as the Administrative Agent may reasonably agree in its sole discretion), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the applicable requirements set forth in the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:
(i)    no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;
(ii)    no action shall be required to perfect any Lien with respect to any Excluded Asset;
(iii)    no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Law;
(iv)    any joinder or supplement to any Collateral Document or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 6.14(a) above may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Restricted Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document; and
(v)    the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent.
For the avoidance of doubt, (a) the Borrower shall have the option to cause any wholly-owned Restricted Subsidiary to become a Guarantor even if such Restricted Subsidiary is not otherwise required to become a Guarantor pursuant to the terms of this Agreement or any other Loan Document and (b) to the extent any such Restricted Subsidiary is an Excluded Subsidiary, such Restricted Subsidiary shall no longer be an Excluded Subsidiary from and after the date such Restricted Subsidiary becomes a Guarantor. Upon any such election, such Restricted

Subsidiary shall only become a Guarantor hereunder upon execution and delivery of a Guaranty Joinder Agreement and upon satisfaction of all other applicable terms and conditions set forth in the Collateral and Guarantee Requirement.
6.15    Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) such Subsidiary also shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the Senior Notes, any Incremental Equivalent Debt, Permitted External Refinancing Indebtedness, any Credit Agreement Refinancing Indebtedness and any Permitted Refinancing of any of the foregoing (and successive Permitted Refinancing thereof). The designation of any Subsidiary as an Unrestricted Subsidiary on or after the Restatement Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein (including the aggregate (undiscounted) principal amount of any Indebtedness owed by such Subsidiary to any Loan Party or Restricted Subsidiary at the time of such designation). The Investment resulting from such designation must otherwise be in compliance with Section 7.02. The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary at any time by written notice to the Administrative Agent if after giving effect to such designation, no Event of Default exists or would otherwise result therefrom and the Borrower complies with the obligations under clause (a) of Section 6.14. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence by the Borrower at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in any Unrestricted Subsidiary pursuant to the above in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary (without giving effect to any write downs or write offs thereof). All designations and revocations occurring after the Amendment No. 3 Effective Date must be evidenced by an officer’s certificate of Borrower delivered to Administrative Agent with the Responsible Officer so executing such certificate certifying compliance with the foregoing provisions of this Section 6.15.
6.16    Further Assurances.
At any time or from time to time upon the request of the Administrative Agent, each Loan Party will, at its expense:
(a)    promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents; and
(b)    (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Guaranteed Cash Management Agreements or Guaranteed Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Restatement Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as permitted by clause (i) of the requirements of Permitted Refinancing, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03;
(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    liens of landlords (or mortgages of landlords) and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or similar legislation, other than any Lien imposed by ERISA;
(f)    pledges or deposits to secure obligations with respect to, or the performance of, tenders, bids, governmental contracts, trade contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and return of money bonds, liability to insurance carriers (including any Captive Insurance Subsidiary), and other obligations of a like nature incurred in the ordinary course of business;
(g)    survey exceptions, (including any title exceptions listed on a title policy), easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which, in each case, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)    Liens securing Indebtedness permitted under Section 7.03(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and improvements and attachments thereto) and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(j)    (i) Liens securing Acquired Indebtedness permitted under Section 7.03(d); provided that such Liens do not (x) at any time encumber any property other than property acquired in such Permitted Acquisition (and improvements and attachments thereto), or (y) secure any Indebtedness other than Acquired Indebtedness existing immediately prior to the time of acquisition of such property and (ii) Liens securing Indebtedness incurred pursuant to Section 7.03(k) in connection with a Permitted Acquisition; provided, in no event shall the aggregate amount of secured Indebtedness outstanding at any time in reliance on this clause (j) exceed 7.50% of Consolidated Total Assets;
(k)    Liens on accounts receivable (and related supporting obligations and books and records) subject to any Permitted Securitization Facility;
(l)    other Liens incidental to the conduct of the Borrower’s or any of its Subsidiaries businesses (including (1) Liens on goods securing trade letters of credit issued in respect of the importation of goods in the ordinary course of business, or the ownership of any of the Borrower’s or any Subsidiary’s property or assets, (2) any customary interest or title of a third-party lessor or sublessor or third-party licensor or sublicensor under any lease or sublease or license or sublicense (including with respect to intellectual property) entered into in the ordinary course of business and not prohibited by this Agreement, (3) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease permitted by this Agreement or any consignment of goods) which, in each case, (x) are not incurred in connection with Indebtedness, and (y) do not in the aggregate materially detract from the value of the Borrower’s or any of its Restricted Subsidiaries’ property or assets or materially impair the use thereof in the operation of the Borrower’s or any of its Restricted Subsidiaries’ businesses;
(m)    customary rights of setoff, revocation, refund or chargeback under deposit agreements, or banker’s or similar Liens arising under the UCC (including Liens in favor of collecting banks), of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposit accounts in the ordinary course of business in accordance with this Agreement;
(n)    Liens attaching solely to cash or Cash Equivalent earnest money deposits in connection with Investments permitted under Section 7.02;
(o)    statutory Liens on the Farm Credit Equities of any Farm Credit Lender that the Borrower has acquired pursuant to Section 6.13;
(p)    Liens on the Collateral securing Incremental Equivalent Debt, and Permitted Refinancings thereof, in each case, permitted under Section 7.03(h) and subject to a Market Intercreditor Agreement;
(q)    [Reserved];
(r)    [Reserved];

(s)    Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(t)    zoning, building codes and other land use laws regulating the use or occupancy of such real estate or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real estate which are not violated by the current use or occupancy of such real estate or the operation of the business of the Borrower or any Restricted Subsidiary, except for such violations that would not materially affect the business of the Borrower or such Restricted Subsidiary;
(u)    to the extent constituting a Lien, negative pledges on property and assets, and only such property and assets, which are the subject of an unconsummated asset purchase agreement in connection with a Disposition permitted hereunder, which Liens secure the obligation of the Borrower or any of its Subsidiaries under such agreement;
(v)    Liens consisting of prepayments and security deposits in connection with leases, subleases, licenses, sublicenses, use and occupancy agreements, utility services and similar transactions entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation;
(w)     Liens on assets of Foreign Subsidiaries securing Indebtedness and other obligations of Foreign Subsidiaries permitted hereunder; provided that any such Liens and related Indebtedness are non-recourse as to any Loan Party and/or assets of any Loan Party;
(x)    Liens securing Indebtedness permitted under Section 7.03(m)(i), which such Liens attach solely to the insurance policies financed in connection with such Indebtedness and the proceeds thereof;
(y)    Liens that are contractual rights of set-off relating to purchase orders and other agreements, in each case, entered into in the ordinary course of business;
(z)    Liens on the Equity Interests of any joint venture entity in the form of a transfer restriction, purchase option, call or similar right in connection with a joint venture;
(aa)    deposits of cash in connection with a prepayment, redemption, repurchase, defeasance or other satisfaction of any Junior Financing permitted pursuant to Section 7.07(a);
(bb)    Liens in favor of Loan Parties to the extent not otherwise prohibited by this Agreement;
(cc)    pledges of cash and Cash Equivalents securing Swap Contracts permitted under the terms of this Agreement; and
(dd)    other Liens on property of any Restricted Subsidiary securing obligations of such Restricted Subsidiary to the extent such Liens do not secure Indebtedness or other obligations in an aggregate principal amount exceeding the greater of $160,000,000 and 3.00% of Consolidated Total Assets at the time of incurrence.

7.02    Investments. Make any Investments, except:
(a)    Investments held by the Borrower or such Restricted Subsidiary in the form of cash and Cash Equivalents (including Investments consisting of deposits with financial institutions available for withdrawal on demand);
(b)    Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party; (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party; (iii) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary; provided that the aggregate outstanding amount of such Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii), shall not exceed the greater of $105,000,000 and 2.00% of Consolidated Total Assets; and (iv) Investments by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor consisting solely of (x) the contribution of Equity Interests of any other Restricted Subsidiary that is not a Guarantor held directly by the Borrower or such Guarantor in exchange for Equity Interests (or additional share premium or paid in capital in respect of Equity Interests) of the Restricted Subsidiary to which such contribution is made, in each case, to the extent the ownership of the Equity Interests of such Restricted Subsidiary which are contributed are not diluted; provided, that immediately following the consummation of an Investment pursuant to the preceding clause (x), the Restricted Subsidiary whose Equity Interests are the subject of such Investment remains a Restricted Subsidiary;
(c)    (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (iii) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;
(d)    Guarantees permitted by Section 7.03;
(e)    the Borrower or any of its Restricted Subsidiaries may make Acquisitions, pursuant to a merger, consolidation, amalgamation or otherwise (including with respect to an Investment in a Restricted Subsidiary that serves to increase the Borrower’s or its Restricted Subsidiaries’ respective ownership of Equity Interests therein) if, with respect to each such Acquisition:
(i)    Event of Default. Subject to Section 1.09 for any such Acquisition that is a Limited Condition Transaction, no Event of Default has occurred and is continuing or would result therefrom on the date the definitive agreement for the Permitted Acquisition is entered into by the Borrower and/or the Restricted Subsidiary, as applicable;
(ii)    Similar Business. The line or lines of business of the Person to be acquired are Permitted Lines of Business;

(iii)    Delivery and Notice Requirements. The Borrower shall provide to the Administrative Agent, prior to the consummation of the Permitted Acquisition, the following: (A) notice of the Permitted Acquisition and (B) a certificate signed by a Responsible Officer of the Borrower certifying as to compliance with clauses (i) and (ii) above; and
(iv)    Collateral and Guarantee Requirement. The Borrower shall comply with the applicable provisions of Section 6.14, within the times specified therein;
provided that in respect to Acquisitions of assets that are not held by a Loan Party and/or Acquisitions of Equity Interests of Persons that do not become Guarantors in accordance with Section 6.14 (other than as a result of the acquired Person being an Immaterial Subsidiary), the aggregate consideration in connection with all such Permitted Acquisitions shall not exceed the greater of $105,000,000 and 2.00% of Consolidated Total Assets;
(f)    Investments of the Borrower or any of its Restricted Subsidiaries in, and the creation of, any Special Purpose Finance Subsidiary;
(g)    [Reserved];
(h)    the Farm Credit Equities and any other stock or securities of, or Investments in, Farm Credit Lenders or their investment services or programs;
(i)    to the extent constituting Investments, Dispositions permitted by Section 7.05(d), Restricted Payments permitted by Section 7.06(a) and transactions permitted by Section 7.04;
(j)    [Reserved];
(k)    Asset Swaps consummated in compliance with Section 7.05(g);
(l)    Investments in Swap Contracts entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;
(m)    contingent obligations arising under indemnity agreements to title insurers to cause such title insurers to issue title insurance policies;
(n)    Investments in the ordinary course of business consisting of endorsements for collection or deposit;
(o)    Investments in the ordinary course of business consisting of the non-exclusive licensing of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons, which are not prohibited by this Agreement and do not in the aggregate materially detract from the value of the Borrower’s or any of its Restricted Subsidiaries’ property or assets, materially interfere with the business of the Borrower or any of its Restricted Subsidiaries, or materially impair the use of such intellectual property in the operation of the Borrower’s or any of its Restricted Subsidiaries’ businesses;

(p)    loans or advances to officers, directors, consultants and employees of the Borrower and its Subsidiaries for reasonable and customary business related travel, entertainment, relocation and analogous ordinary business purposes and in connection with such Person’s purchase of Equity Interests of the Borrower;
(q)    advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;
(r)    Investments held by a Restricted Subsidiary acquired after the Restatement Date or of a Person merged into the Borrower or merged or consolidated with any Restricted Subsidiary after the Restatement Date that were not made in contemplation of such Acquisition, merger or consolidation;
(s)    Investments in the Borrower or any Subsidiary deemed to result from the reclassification or conversion of any existing Investments to debt or equity or any combination thereof, to the extent such existing Investment was permitted under this Section 7.02 at the time made;
(t)    Investments by any joint venture; provided that the aggregate amount of Investments made pursuant to this clause (t) during the term of this Agreement shall not exceed the greater of $85,000,000 and 1.50% of Consolidated Total Assets;
(u)    Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.05(o);
(v)    contingent obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with Dispositions permitted under Section 7.05(o);
(w)    Investments existing or contemplated on the Restatement Date and, to the extent in excess of $5,000,000 individually or $10,000,000 in the aggregate, set forth on Schedule 7.02(w) and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent set forth on Schedule 7.02(w) or as otherwise permitted by this Section 7.02;
(x)    Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower;
(y)    Investments pursuant to a credit facility, in a principal amount not to exceed $50,000,000 at any time outstanding, provided by the Loan Parties to any Person that comprises or owns, directly or indirectly, any business unit Disposed of by the Loan Parties; and
(z)    additional Investments so long as, at the time of each such Investment, (i) no Event of Default shall exist or would result therefrom, (ii) the Borrower is in compliance on a Pro Forma Basis with Section 7.12 after giving effect to such Investment, (iii) there shall be at least $50,000,000 of Available Liquidity, both immediately prior to and immediately after making such Investment, and (iv) with respect to any Investment the amount of which, when added to the amount of all other Investments pursuant to this clause (z), all Restricted Payments pursuant to Section 7.06(k) and all payments under Section 7.07(a)(iv) in the immediately preceding twelve months, is in excess of $100,000,000, the Borrower shall have furnished to the Administrative Agent a Compliance Certificate prepared on a Pro Forma Basis which Compliance Certificate shall demonstrate that, on a Pro Forma Basis as of the date thereof, no Default (including under Section 7.12) would be deemed to have occurred at such time.
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)     (i) Indebtedness under the Loan Documents or, with respect to any Loan Party, under Guaranteed Cash Management Agreement or Guaranteed Hedge Agreement, and (ii)(x) Indebtedness of the Loan Parties under the 2028 Notes, and any Permitted Refinancings thereof and (y) the 2024 Notes;
(b)    Indebtedness outstanding on the Restatement Date that (i) is less than $5,000,000 individually or $10,000,000 in the aggregate or (ii) listed on Schedule 7.03 and any Permitted Refinancings thereof;
(c)    Indebtedness in respect of Capitalized Leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this clause (c), shall not exceed the greater of $175,000,000 and 3.25% of Consolidated Total Assets;
(d)    Acquired Indebtedness and any Permitted Refinancing thereof; provided that after giving effect to such acquisition or assumption on a Pro Forma Basis (giving effect to any other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith), (x) the Consolidated Net Leverage Ratio shall be equal to or less than the Leverage Maintenance Covenant, as of the last day of the most recently ended fiscal quarter for which there are Available Financial Statements; (y) any Indebtedness assumed by non-Guarantor Restricted Subsidiaries and outstanding under this clause (d), when taken together with any Indebtedness incurred by non-Guarantor Restricted Subsidiaries and outstanding pursuant to Section 7.03(k), shall not at any time exceed the greater of (1) $105,000,000 and (2) 2.00% of Consolidated Total Assets and (z) the aggregate amount of secured Acquired Indebtedness that is outstanding pursuant to this Section 7.03(d) at any time shall not exceed, when taken together with any secured Indebtedness then outstanding pursuant to Section 7.03(k), 7.50% of Consolidated Total Assets;
(e)    unsecured intercompany Indebtedness permitted pursuant to Section 7.02(b); provided, that (i) any such Indebtedness of the Borrower or any Guarantor that is not owed to the Borrower or another Guarantor shall be subordinated to the payment in full in cash of the Obligations on terms and conditions acceptable to the Administrative Agent in its sole discretion and (ii) all such Indebtedness shall be subject to the Global Intercompany Note;
(f)    Indebtedness pursuant to any Permitted Securitization Facility;
(g)    [Reserved];
(h)    Indebtedness in respect of (i) one or more series of senior or subordinated notes issued by the Borrower that are either, at the option of the Borrower, (x) unsecured or (y) secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Obligations, and (ii) senior or subordinated loans made to the Borrower that are either (x) unsecured or (y) secured by Liens on Collateral ranking junior to or pari passu to the Liens securing the Obligations (any such Indebtedness, “Incremental Equivalent Debt”) and any Permitted Refinancing thereof; provided that (1) (A) any Incremental Equivalent Debt, when taken together with any Incremental Facilities, shall not exceed the Incremental Cap at the time of incurrence thereof and (B) such Indebtedness satisfies the applicable requirements set forth in the definition of Incremental Cap; (2) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence or issuance of Incremental Equivalent Debt; provided that in the event the proceeds of such Incremental Equivalent Debt will be used to finance a Limited Condition Transaction and to the extent the investors or holders thereof agree, this clause (2) may be limited to the absence of a Payment Default and the absence of a Bankruptcy Default; (3) the Borrower shall be in compliance with Section 7.12 on a Pro Forma Basis after giving effect to such Incremental Equivalent Debt (giving effect to the full incurrence of such Incremental Equivalent Debt and to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith), as of the end of the most recently ended Test Period; (4) any Incremental Equivalent Debt shall not have a maturity earlier than the Latest Maturity Date then in effect or a Weighted Average Life to Maturity that is shorter than any of the Term Loans then in effect (other than customary bridge loans with a maturity date of no longer than one year that are required to be converted or exchanged on customary terms into other instruments, provided that the long-term Indebtedness that such bridge loan is to be converted into satisfies the maturity, amortization, and prepayment restrictions of this clause (h)); (5) any such Incremental Equivalent Debt shall be established pursuant to a separate loan agreement, indenture, note purchase agreement or other such facilities, (6) all terms of such Indebtedness not covered in this clause (h) shall be determined by the Borrower and the investors or lenders of such Incremental Equivalent Debt and to the extent such Incremental Equivalent Debt takes the form of loans and the terms and documentation for such loans are not the same as the Term Loans (other than, in each case, pricing, amortization, maturity, or participation in voluntary or mandatory prepayments) (as determined by the Borrower in good faith), such loans shall be reasonably acceptable to the Administrative Agent (except for covenants and events of default applicable to periods after the Latest Maturity Date in effect at the time such Incremental Equivalent Debt is entered into); provided further, (I) such facility shall not be incurred by or subject to any Guarantee by any Person other than the Borrower and a Guarantor, respectively, and, if such facility is secured, shall not be secured by any property or assets of any Loan Party other than Collateral, (II) if such facility is secured, the holders of such Indebtedness or a representative thereof will enter into a Market Intercreditor Agreement that is reasonably acceptable to the Administrative Agent, (III) if such facility is secured on a pari passu basis with the Loans, such Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, (IV) if such facility is subordinated in rights of security or is pari passu in rights of security, the holders of such indebtedness or a representative thereof will enter into a Market Intercreditor Agreement that is reasonably acceptable to the Administrative Agent with the Loan Parties and the Administrative Agent evidencing such subordination and (V) such Indebtedness shall not have any scheduled principal prepayments or be subject to any mandatory redemption or prepayment provisions (except for customary change of control provisions and customary asset sale provisions that permit application of the applicable proceeds to the payment of the obligations prior to application to such Junior Financing) due prior to the date that is ninety-one (91) days after the Latest Maturity Date then in effect hereunder; provided that, for purposes of any Limited Condition Transaction, any Pro Forma Basis calculation and other conditions set forth in this clause (h) shall be subject to Section 1.09, and in the event of any inconsistency between Section 1.09 and this clause (h), Section 1.09 shall control;

(i)    Permitted External Refinancing Debt and any Permitted Refinancing thereof;
(j)    other Indebtedness of the Borrower and its Restricted Subsidiaries; provided that on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness (giving effect to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith), the Consolidated Net Leverage Ratio shall be equal to or less than the Leverage Maintenance Covenant as of the last day of the most recently ended fiscal quarter for which there are Available Financial Statements;
(k)    Indebtedness incurred in connection with a Permitted Acquisition and any Permitted Refinancing thereof; provided that after giving effect to such acquisition on a Pro Forma Basis (giving effect to any other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith), the Consolidated Net Leverage Ratio shall be equal to or less than the Leverage Maintenance Covenant as of the last day of the most recently ended fiscal quarter for which there are Available Financial Statements; provided that any Indebtedness pursuant to this clause (k) shall not mature prior to the Latest Maturity Date then in effect, or have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Term Loans then in effect (other than customary bridge loans with a maturity date of no longer than one year that are required to be converted or exchanged on customary terms into other instruments, provided that the long-term Indebtedness that such bridge loan is to be converted into satisfies the maturity and amortization restrictions of this clause (k)); provided further that (x) any Indebtedness incurred by non-Guarantor Restricted Subsidiaries and outstanding under this clause (k), when taken together with any Indebtedness assumed by non-Guarantor Restricted Subsidiaries and outstanding pursuant to Section 7.03(d), shall not at any time exceed the greater of (1) $105,000,000 and (2) 2.00% of Consolidated Total Assets and (y) the aggregate amount of secured Indebtedness that is outstanding pursuant to this Section 7.03(k) at any time shall not exceed, when taken together with any Acquired Indebtedness then outstanding pursuant to Section 7.03(d), 7.50% of Consolidated Total Assets;
(l)    Indebtedness in respect of (i) netting services, (ii) ACH arrangements, or (iii) bank overdrafts or returned items incurred in the ordinary course of business that are repaid promptly and in any event within ten (10) Business Days (or such longer period not to exceed an additional five (5) Business Days as the Administrative Agent may reasonably agree);
(m)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(n)    unsecured Indebtedness owing to banks or other financial institutions under credit cards issued to officers and employees for, and constituting, business-related expenses in the ordinary course of business; provided, such Indebtedness is extinguished within ninety (90) days after the incurrence thereof;
(o)    Indebtedness which may exist or be deemed to exist in connection with customary agreements entered into in the ordinary course of business providing for indemnification, purchase price adjustments, and similar obligations in connection with Investments, Permitted Acquisitions or Dispositions permitted hereunder;

(p)    Indebtedness which may exist or be deemed to exist with respect to surety and appeals bonds, performance and bid bonds and other similar obligations, in each case, in the ordinary course of business, provided that the underlying obligation is an obligation of the Borrower or any Restricted Subsidiary and is not in respect of borrowed money;
(q)    to the extent constituting Indebtedness, deferred compensation and similar obligations to current and former employees, officers and directors/managers of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business and consistent with past practices;
(r)    unsecured Indebtedness issued by the Borrower or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;
(s)    Indebtedness which may exist or be deemed to existing in connection with Swap Contracts permitted under Section 7.02(l);
(t)    Guarantees (i) by the Borrower or any Guarantor of any Indebtedness of the Borrower or any Guarantor permitted to be incurred under this Agreement, (ii) by the Borrower or any Guarantor of Indebtedness of any Restricted Subsidiary that is not a Guarantor to the extent such Guarantees are unsecured and are permitted by Section 7.02 and the Indebtedness incurred by such Restricted Subsidiary that is not a Guarantor is permitted to be incurred under this Section 7.03, (iii) by any Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor so long as such Restricted Subsidiary incurred such Indebtedness in compliance with this Agreement; provided, that, in each case, to the extent such Indebtedness is subordinated to the Obligations, such Guarantee is subordinated to the same extent as the Indebtedness being Guaranteed; and
(u)    other Indebtedness in an aggregate principal amount not to exceed the greater of $210,000,000 and 3.75% of Consolidated Total Assets at any time outstanding less the aggregate outstanding Sale and Leaseback Permitted Amount from Sale and Leaseback Transactions consummated in accordance with Section 7.13.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (x) when any wholly-owned Subsidiary is merging with another Subsidiary, the continuing or surviving Person is, or becomes, a wholly-owned Subsidiary and (y) when any Guarantor is merging with another Subsidiary, the continuing or surviving Person is such Guarantor or becomes a Guarantor in accordance with Section 6.14;
(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that (x) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower, a wholly-owned Subsidiary or become a wholly-owned Subsidiary, (y) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower, a Guarantor or become a Guarantor in accordance with Section 6.14 and (z) if the transferor in such transaction is a Restricted Subsidiary, then the transferee must either be the Borrower, a Restricted Subsidiary or become a Restricted Subsidiary;
(c)    the Borrower or any Subsidiary may Dispose of any Equity Interests to another Subsidiary or to the Borrower; provided, that (x) if the transferor in such transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower, a wholly-owned Subsidiary or become a wholly-owned Subsidiary, (y) if the transferor in such transaction is a Guarantor, then the transferee must either be the Borrower, another Guarantor, or become a Guarantor in accordance with Section 6.14 and (z) if the transferor in such transaction is a Restricted Subsidiary, then the transferee must either be the Borrower, a Restricted Subsidiary or become a Restricted Subsidiary;
(d)    any Subsidiary may merge or consolidate with, or Dispose of all or substantially all of its assets to, another Person in order to consummate (i) a Disposition permitted by Section 7.05(o), (ii) an Investment permitted by Section 7.02 or (iii) a Restricted Payment permitted pursuant to Section 7.06, in each case, made in accordance with the terms and conditions applicable thereto;
(e)    the Borrower or any Subsidiary may engage in Permitted Acquisitions pursuant to and in accordance with the terms of this Agreement and (i) any Person may merge into or consolidate with the Borrower or any Subsidiary and (ii) any Subsidiary may merge into or consolidate with another Person, in each case, in connection with a Permitted Acquisition so long as, in the case of any merger involving (x) the Borrower, the continuing or surviving Person is the Borrower, (y) a Guarantor, the continuing or surviving Person is a Guarantor or becomes a Guarantor in accordance with Section 6.14, and (z) a Restricted Subsidiary, the continuing or surviving Person is, or becomes, a Restricted Subsidiary;
(f)    the Borrower may be consolidated with or merged into any newly formed corporation organized under the laws of the United States or any State thereof solely for changing its jurisdiction of incorporation; provided that simultaneously with such transaction, (x) the Person formed by such consolidation or into which the Borrower is merged shall expressly assume all obligations of the Borrower under the Loan Documents, (y) the Person formed by such consolidation or into which the Borrower is merged shall take all actions as may be required to preserve the enforceability of (1) the Loan Documents and (2) validity and perfection of the Liens of the Collateral Documents and (z) such Person shall deliver or cause to be delivered legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the applicable Collateral Documents, consistent in all material respects with those delivered on the Restatement Date under Section 4.01 (or, the Amendment No. 1 Effective Date, as the case may be) and otherwise in form and substance satisfactory to the Administrative Agent; and
(g)    any Restricted Subsidiary which has Disposed of all of its assets as permitted under this Section 7.04 or Section 7.05 or otherwise has no assets may be dissolved, liquidated or otherwise have their existence terminated.
7.05    Dispositions. Make any Disposition, except:
(a)    Dispositions (i) of obsolete or worn out property, whether now owned or hereafter acquired in the ordinary course of business and (ii) consisting of the abandonment, lapse or other disposition of intellectual property that is not material or useful to the business of the Borrower or any of its Restricted Subsidiaries (or otherwise of material value to the Borrower and its Restricted Subsidiaries taken as a whole);
(b)    Dispositions of inventory, cash and Cash Equivalents in the ordinary course of business;
(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property by any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary; provided that (x) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower, a wholly-owned Subsidiary or become a wholly-owned Subsidiary, (y) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower, a Guarantor or become a Guarantor in accordance with Section 6.14 and (z) if the transferor in such transaction is a Restricted Subsidiary, then the transferee must either be the Borrower, a Restricted Subsidiary or become a Restricted Subsidiary;
(e)    Dispositions (i) permitted by Section 7.04(a), Section 7.04(b) or Section 7.04(c), (ii) constituting an Investment permitted by Section 7.02, (iii) constituting a Restricted Payment permitted pursuant to Section 7.06 or (iv) constituting the grant of Liens (or foreclosure thereon) permitted by Section 7.01, in each case, made in accordance with the terms and conditions applicable thereto;
(f)    Dispositions of accounts receivable (and related supporting obligations and books and records) subject to any Permitted Securitization Facility;
(g)    Asset Swaps; provided that to the extent any asset sold or exchanged is Collateral, the purchased Related Business Asset shall become Collateral and the relevant Loan Party shall execute any necessary Collateral Documents to effectuate such security interest;
(h)    non-exclusive licenses, sublicenses, leases or subleases (including any non-exclusive license or sublicense of intellectual property) granted to third parties in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;
(i)    sales or discounting or forgiveness, on a non-recourse basis and in the ordinary course of business, of past due accounts in connection with the collection or compromise thereof;
(j)    the sale or transfer of accounts receivable (and related supporting obligations and books and records) subject to any Permitted Securitization Facility;
(k)    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of its Restricted Subsidiaries; provided the proceeds of any such Disposition are applied in accordance with Section 2.05(b)(iii) if and to the extent required thereby;
(l)    the unwinding of any Swap Contract pursuant to its terms;
(m)    Dispositions resulting from (i) conversion of any intercompany Indebtedness to Equity Interests and (ii) settlement, discounting, writing off, forgiveness, cancelation, surrender, waiver or release of any intercompany Indebtedness or other obligation owing to the Borrower or any Restricted Subsidiary;
(n)    Dispositions by the Borrower or any Restricted Subsidiaries in an amount not to exceed $20,000,000 in any calendar year; and
(o)    other Dispositions by the Borrower or any Restricted Subsidiaries; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result therefrom, (ii) the consideration for any such Disposition shall be at least 70% (or, in the case of any Meal Preparation Divestiture, at least 65%) cash or Cash Equivalents (the “Cash Consideration Requirement”); provided that the following shall be deemed cash for purposes of the Cash Consideration Requirement: (A) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary) of the Borrower or any applicable Restricted Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are (x) assumed by the transferee of any such assets or (y) otherwise cancelled or terminated in connection with the transaction with such transferee and, in each case, for which the Borrower and its Restricted Subsidiaries (to the extent previously liable thereunder) shall have been validly released by all relevant creditors in writing, (B) any securities, notes or other obligations or assets received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $100,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (iii) such disposition shall be for at least the fair market value (as determined by the Borrower in good faith) of the assets or property subject to such Disposition, and (iv) the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from Dispositions pursuant to this clause (o) shall be applied to prepay the Loans to the extent required by Section 2.05(b)(iii).
Notwithstanding anything to the contrary in this Agreement, none of the Loan Parties shall contribute or Dispose of to any Unrestricted Subsidiary any intellectual property that is material to the Borrower and its Subsidiaries, taken as a whole.
To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person (other than a Loan Party), such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested of the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing in accordance with Section 9.10.

7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(a)    each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(d)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower held by any member of the Borrower’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement, employment agreement, severance agreement or other executive compensation arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10,000,000 in any twelve-month period (provided that the Borrower may carry over and make in a subsequent calendar year, commencing with the 2017 calendar year, in addition to the amounts permitted for such calendar year, up to $10,000,000 of unutilized capacity under this clause (d) attributable to the immediately preceding calendar year;
(e)    [Reserved];
(f)    the Borrower or any Restricted Subsidiary may pay cash payments in lieu of fractional shares in connection with (i) any dividend, split or combination of Equity Interests or any Permitted Acquisition (or similar Investment) or (ii) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any of its Subsidiaries;
(g)    [Reserved];
(h)    [Reserved];
(i)    the repurchase of Equity Interests deemed to occur (i) upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise of a grant or award that was granted or awarded to an employee;
(j)    the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of the Borrower pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Responsible Officer of the Borrower); and
(k)    the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it; provided that at the time of such declaration, payment, purchase, redemption or acquisition, as the case may be, (i) the Borrower is in compliance on a Pro Forma Basis with Section 7.12 after giving effect to such action, (ii) no Default or Event of Default shall exist or would result therefrom, (iii) there shall be at least $50,000,000 of Available Liquidity, both immediately prior to declaration and immediately after payment of such cash dividend or purchase or redemption price~~,~~ and (iv) with respect to any Restricted Payment the amount of which, when added to the amount of all other Restricted Payments pursuant to this clause (k) and all payments under Section 7.07(a)(iv) and all Investments under Section 7.02(z) in the immediately preceding twelve months, is in excess of $100,000,000, the Borrower shall have furnished to the Administrative Agent a Compliance Certificate prepared on a Pro Forma Basis as of the most recently ended date for which there are Available Financial Statements, which Compliance Certificate shall demonstrate that, on a Pro Forma Basis as of the date thereof, no Default (including under Section 7.12) would be deemed to have occurred at such time ~~and (v) solely until the later of (x) the end of the Covenant Relief Period and (y) the date of delivery of a Compliance Certificate pursuant to Section 6.02(a) for a fiscal quarter demonstrating a Consolidated Net Leverage Ratio as of the end of such fiscal quarter of not greater than 4.50:1.00, after giving effect to such action, the Consolidated Net Leverage Ratio, on a Pro Forma Basis, shall not be greater than 4.50:1.00.~~.
7.07    Prepayments etc. of Indebtedness.
(a)    Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (1) the Senior Notes (if any), any Incremental Equivalent Debt, or any Permitted External Refinancing Debt or (2) any other Indebtedness that is subordinated to the Obligations expressly by its terms (other than Indebtedness among the Borrower and its Subsidiaries) at any time during the term of this Agreement (all such Indebtedness referred to in the preceding clause (1) and this clause (2), collectively, the “Junior Financing”), except (i) any Permitted Refinancing thereof, (ii) the conversion of any such Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower from the substantially concurrent issuance of new shares of its common stock or other common equity interests, (iii) with respect to subordinated debt, to the extent permitted by any applicable subordination provisions, and (iv) the Borrower may prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Junior Financing; provided that at the time thereof (x) the Borrower is in compliance on a Pro Forma Basis with Section 7.12 after giving effect to such action, (y) there shall be at least $50,000,000 of Available Liquidity, both immediately prior to and after such action, and (z) with respect to any such action, the amount of which, when added to the amount of all other such actions under this clause (iv), Investments under Section 7.02(z) and Restricted Payments pursuant to Section 7.06(k) in the immediately preceding twelve months, is in excess of $100,000,000, the Borrower shall have furnished to the Administrative Agent a Compliance Certificate prepared on a Pro Forma Basis, which Compliance Certificate shall demonstrate that, on a Pro Forma Basis as of the date thereof, no Default (including under Section 7.12) would be deemed to have occurred at such time; provided that, in each case, no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis.
(b)    Amend, modify or change any term or condition of any documentation governing any Junior Financing in a manner that would (i) permit a payment not otherwise permitted by Section 7.07(a), (ii) contravene any subordination or intercreditor provisions then in effect or (iii) otherwise be materially adverse to the interests of the Lenders.
7.08    Change in Nature of Business; Fiscal Year.
(a)    Engage in any material line of business other than Permitted Lines of Business.
(b)    Neither the Borrower nor any Restricted Subsidiary shall change the manner in which either the last day of its fiscal year or the last day of each of the first three (3) fiscal quarters of its fiscal year is calculated; provided that any Restricted Subsidiary acquired or formed, or Person designated as an Unrestricted Subsidiary, in each case, after the Restatement Date, may change its fiscal year to match the fiscal year of the Borrower.
7.09    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower other than (a) transactions which are on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (or, if the nature of such transaction is such that it is not available on an arm’s-length basis, on terms and conditions that are fair and reasonable), (b) transactions among Loan Parties and (c) transactions between the Borrower and wholly-owned Restricted Subsidiaries or among wholly-owned Restricted Subsidiaries; provided that this Section 7.09 shall not (i) prohibit any transaction permitted by Section 7.02(b), Section 7.02(f), Section 7.02(p), Section 7.02(q), Section 7.02(s), Section 7.03(e) or Section 7.03(f), (ii) apply to reasonable compensation (including amounts paid pursuant to Plans) and indemnification paid or made available to an officer, director or employee of the Borrower or any of its Restricted Subsidiaries for services rendered in that Person’s capacity as an officer, director or employee or the making of any Restricted Payment otherwise permitted by this Agreement, in each case to the extent any such payments are made in accordance with applicable Laws or (iii) apply to the issuance of Equity Interests otherwise permitted under the terms of this Agreement.
7.10    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of any Subsidiary (other than a Special Purpose Finance Subsidiary) to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, in each case other than (i) any limitation consisting of customary non-assignment provisions in Contractual Obligations entered into in the ordinary course of business to the extent such provisions restrict the transfer or assignment of such agreement, (ii) any limitation pursuant to a Lien permitted under clause (i) or (j) of Section 7.01 to the extent such provisions restrict the transfer of the property subject to such agreements, (iii) customary limitations on the Disposition of an asset pursuant to an agreement with a Person that is not an Affiliate to Dispose of such asset to such Person to the extent such Disposition is permitted by Section 7.05, (iv) customary limitations on the Borrower or any of its Subsidiaries party to a Permitted Securitization Facility that restrict the transfer of the Borrower’s or any such Subsidiary’s interest in accounts receivable (and related supporting obligations and books and records) subject to such Permitted Securitization Facility, (v) limitations set forth in documents governing Indebtedness permitted under Section 7.03(d) or Section 7.03(k) so long as such limitations are not applicable to any Person, or the properties or assets of any Person, other than the Person(s), or the property or assets of the Person(s), that are the subject of the applicable Acquisition, (vi) limitations set forth in the Senior Notes or any document governing any Incremental Equivalent Debt, Permitted External Refinancing Debt or any Permitted Refinancing in respect thereof, (vii) customary limitations in joint venture agreements and other similar agreements entered into in the ordinary course of business with respect to the disposition or distribution of assets or property, (viii) limitations imposed by customers under Contractual Obligations entered into the ordinary course of business with respect to cash or other deposits or net worth, (ix) limitations set forth in agreements governing Indebtedness, Disqualified Equity Interests or preferred Equity Interests of any Restricted Subsidiary that is an Excluded Subsidiary so long as such Indebtedness, Disqualified Equity Interests or preferred Equity Interests are permitted to be incurred hereunder; provided that, in the good faith determination of the Borrower, the provisions relating to such restrictions contained in such agreements, taken as a whole, are not materially more restrictive than the corresponding provisions contained in this Agreement, (x) limitations set forth documents governing Indebtedness permitted under Section 7.03(h) or Section 7.03(i) so long as the limitation contained therein is no less favorable to the Lenders than that which exists in this Agreement and (xi) limitations set forth in documents governing any Indebtedness permitted to be secured hereunder so long as such limitations apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness or (b) prohibits, restricts, or imposes any condition upon the ability of the Borrower or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets (other than any Excluded Assets) in favor of the Administrative Agent (or its agent or designee) for the benefit of the Secured Parties securing any of the Obligations other than prohibitions, restrictions or conditions (i) contained in any Loan Document, the Senior Notes or any document governing any Incremental Equivalent Debt, Permitted External Refinancing Debt or any Permitted Refinancing in respect thereof; (ii) in licenses, leases and other contracts restricting the assignment, subletting or other transfer thereof (including the granting of any Lien); provided that such restriction or limitation is limited to the assets subject to such license, lease or contract; (iii) customary limitations contained in any agreement with respect to a Disposition permitted under Section 7.05, (iv) contained in Acquired Indebtedness and Permitted Refinancings thereof; provided that the restrictive provisions in such Permitted Refinancing are not materially more restrictive than the restrictive provisions in the Acquired Indebtedness being refinanced and such restrictions are limited to the Persons or assets being acquired or the Subsidiaries of such Persons and their assets; (v) customary restrictions in joint venture arrangements or management contracts; provided that such restrictions are limited to assets of such joint venture and the Equity Interests of the Persons party to such arrangement or contract; (vi) contained in the Indebtedness of Foreign Subsidiaries incurred pursuant to Section 7.03 and Permitted Refinancings thereof; provided that such restrictions only apply to the Foreign Subsidiaries incurring such Indebtedness and their Subsidiaries (and the assets thereof); and (vii) contained in Indebtedness used to finance, or incurred for the purpose of financing, purchase money obligations for fixed or capital assets; provided that such restrictions apply only to the asset (or the Person owning such asset) being financed pursuant to such Indebtedness. Notwithstanding the foregoing, it is acknowledged and agreed that clause (a) of the preceding sentence shall not prohibit contractual obligations limiting Restricted Payments to the extent such limitations are no more restrictive or onerous than the provisions of Section 7.06.
7.11    Use of Proceeds.
(a)    Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b)    The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that the Loan Parties and the Borrower’s or Loan Party’s respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise).
7.12    Financial Covenant. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth opposite such Fiscal Quarter.

Fiscal Quarter Ending	Consolidated Net Leverage Ratio
March 31, 2022	5.50:1.00
June 30, 2022	5.50:1.00
September 30, 2022	5.25:1.00
December 31, 2022 and each Fiscal Quarter ending thereafter	4.50:1.00

Notwithstanding the foregoing, the Consolidated Net Leverage Ratio may be greater than 4.50 to 1.00 but shall not exceed 5.00 to 1.00 during an Acquisition Compliance Period.
7.13    Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction, except to the extent (x) permitted by Section 7.05(o) and (y) at the time such Sale and Leaseback Transaction is entered into, and after giving effect thereto, the Borrower may incur at least $1 of additional Indebtedness under Section 7.03(u).
7.14    Organizational Documents. Amend, modify or change in any matter materially adverse to the interests of the Lenders its Organization Documents. For the avoidance of doubt, changes to Organization Documents necessary to permit transactions permitted by, and consummated in accordance with the terms of, Section 7.04 shall be deemed not to be materially adverse to the interests of the Lenders.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05 (in the case of any Loan Party), 6.10, 6.11, 6.14 or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof to the Borrower by the Administrative Agent or any Lender; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, or in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
(e)    Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $75,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e)(i) shall not apply to Indebtedness secured by any Lien permitted under clause (i) or (j) of Section 7.01 to the extent such Indebtedness becomes due as a result of the voluntary sale or transfer of the property or assets secured by such Lien, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any Event of Default (as defined in such Swap Contract) as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than $75,000,000; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Borrower or any of its Restricted Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against the Borrower or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $75,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) any seizure, sale or similar enforcement proceeding is commenced by any creditor upon any assets of the Borrower or any Restricted Subsidiary with respect to such judgment or order, or (B) there is a period of 60 consecutive days during which such judgments or orders shall not have been paid, vacated, discharged, stayed or bonded pending appeal; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $75,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $75,000,000; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document;
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral. Other than with respect to items constituting an immaterial portion of the Collateral, any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) to the extent that perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or the Security Agreement or (ii) in connection with a release of such Collateral in accordance with the terms of this Agreement or (iii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or (B) file Uniform Commercial Code continuation statements or (iv) if such loss of enforceable or perfected, as applicable, security interest may be remedied by the filing of appropriate documentation without the loss of priority.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the

Required Lenders (or with respect to the proviso in clause (a) and clause (c) below, the Required Revolving Lenders), take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; provided that the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders, terminate any undrawn Revolving Credit Commitments.
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); provided that the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders, require the Borrower to Cash Collateralize L/C Obligations; and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an Event of Default described in Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received under the Loan Documents, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees and amounts payable in respect of Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Guaranteed Hedge Agreements and Guaranteed Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents (including, without limitation, with respect to any Market Intercreditor Agreement required to be entered into pursuant to the terms of this Agreement) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection, priority or validity of any security interest held by any Farm Credit Lender in the Farm Credit Equities, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, (vii) the creation, perfection or priority of any Lien intended or purported to be created by the Collateral Documents or (viii) the value or the sufficiency of any Collateral, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(c)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or the Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of Collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Secured Parties, as a result of which each of the Secured Parties shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Guaranty Matters; Collateral Matters. The Lenders (including each in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (unless such Person continues to guarantee the Senior Notes);
(b)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) obligations under any Guaranteed Cash Management Agreement and (z) obligations under any Guaranteed Hedge Agreement) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (B) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i), Section 7.01(j) or Section 7.01(o).

The Administrative Agent shall execute and deliver, at the Borrower’s expense, all documents or other instruments that the Borrower shall reasonably request to evidence the termination and release of such security interests and shall return all such Collateral in their possession to the Borrower.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release or subordinate its interest in particular property and of the Administrative Agent to release any Guarantor from its obligations hereunder and/or under the Guaranty and the Collateral Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. For the avoidance of doubt, the release of all or substantially all of the Collateral under the Collateral Documents shall not be permitted without the written consent of each Lender hereunder.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03 or the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
9.12    ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto.
(b)    The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.13    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (each, a “Credit Party”), whether or not in respect of any Obligations due and owing by the Borrower or any Loan Party at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third-party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.
MISCELLANEOUS
10.01    Amendments, Etc.
Except as otherwise set forth in this Agreement (including without limitation in Section 2.17, Section 2.18 and Section 3.03), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (except as expressly provided therein) without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, and (ii) no amendment entered into pursuant to the terms of the last paragraph of Section 3.03 shall constitute a reduction in the rate of interest or fees for purposes of this clause (d);
(e)    change Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term Loan Lenders” without the written consent of each Lender under the applicable Facility;
(g)    release all or substantially all Collateral or all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty or the release of any Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(h)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is any Class of Term Loans, the Required Term Loan Lenders with respect to such Class of Term Loans and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; or
(i)    (i) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facilities or (ii) amend, waive or otherwise modify any term or provision which directly affects Lenders under the Revolving Credit Facility and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Revolving Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iv) the BofA Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all of the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration, as applicable, of the this Agreement and the other Loan Documents (and a single firm of local counsel for the Administrative Agent in each appropriate jurisdiction) or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of one counsel to the Administrative Agent and the Lenders, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction and in the case of an actual or perceived conflict of interest, a single firm of counsel in each applicable jurisdiction for such affected person), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented out-of-pocket fees, disbursements and other charges of a single firm of counsel to the Indemnified Parties, taken as a whole, and a single firm of local counsel in each appropriate jurisdiction to all such Indemnified Parties, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, a single firm of counsel in each applicable jurisdiction for such affected Indemnified Parties, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the syndication of the credit facilities provided for herein, the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from any material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from disputes solely among Indemnitees, and in any event, solely to the extent that the underlying dispute does not (1) arise as a result of an action, inaction or representation of, or information provided by or on behalf of the Loan Parties or their Subsidiaries or Affiliates or (2) relate to any action of such Indemnitee in its capacity as Administrative Agent or Arranger.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from such Indemnitee’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any

Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that other than pursuant to a transaction expressly permitted pursuant to Section 7.04(f), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 10.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in Section 10.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)    [Reserved].
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a $3,500 processing and recordation fee; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vi)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(vii)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Voting Participants. Notwithstanding anything in this Section 10.06 to the contrary, any Farm Credit Lender that (i) has purchased a participation in the minimum amount of $10,000,000 on or after the Amendment No. 3 Effective Date, (ii) is, by written notice to the Borrower and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender (including any existing Voting Participant) as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Administrative Agent and the Borrower (such consent by the Borrower not to be unreasonably withheld or delayed) to become a Voting Participant (only to the extent and under such circumstances that such consent would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with subsection (b) of this Section, and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (e), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount for such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 10.06(e) shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrower and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in the Administrative Questionnaire, (B) state the dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender (including any existing Voting Participant) and the Voting Participant shall notify the Administrative Agent and the Borrower within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 10.06(e) or delivered in connection with any Voting Participant Notification. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Bank without verification thereof and may also conclusively rely on the information set forth in Schedule 10.06(e), delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this clause (e) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the dollar amount of participations, the contact information of the participants or any other information furnished to the Borrower and the Administrative Agent pursuant to this clause (e). The voting rights hereunder are solely for the benefit of the Voting Participants.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or Section 2.18 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Restatement Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any of the Loan Parties against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender (w) requests compensation under Section 3.04, (x) is a Defaulting Lender, (y) elects not to participate in an Extension Offer if the Required Lenders under the relevant Facility elect to participate in such Extension Offer, or (z) refuses to consent to any waiver, consent or amendment requested by the Borrower pursuant to Section 10.01 that has received the written approval of the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Revolving Lenders or Required Term Loan Lenders of such Class, as applicable), but also requires the approval of such Lender, then in any such case the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of any required assignment pursuant to clause (z), the assignee shall consent to the waiver, consent or amendment described in such clause (z).
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
10.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the

Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Arranger or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18    Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower and each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
10.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Guaranteed Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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